================================================================================



                                    AMENDED

                              AGREEMENT OF PURCHASE

                               AND SALE OF ASSETS

                                  By and Among

                              PROJECTAVISION, INC.,

                          PROJECTAVISION INTERNATIONAL

                                       and

                           VIDIKRON INDUSTRIES, S.p.A.



================================================================================


                                December 7, 1998

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

1.    (a)      Purchase and Sale of Assets.....................................2
      (b)      Assumed Liabilities.............................................6
      (c)      Excluded Assets.  ..............................................8
      (d)      Consent of Third Parties........................................9

2.    (a)      Purchase Price.................................................10
      (b)      Purchase Price Prepayments.....................................10
      (c)      Purchase Price Adjustment......................................10
               Prepayment.....................................................10
      (d)      Allocation of Purchase Price...................................10
      (e)      Acquisition by Affiliates......................................11

3.    (a)      Closing........................................................11
      (b)      Further Action.................................................11

4.    (a)      The Company's Delivery Obligations at the Closing;
               Covenants; Further Assurances..................................13
      (b)      Billings.......................................................16
      (c)      Liability for Transfer Taxes...................................16
      (d)      Certificates of Tax Affidavits.................................17
      (e)      Use of Business Name...........................................17
      (f)      Further Assurances.............................................17

5.    Purchaser's Delivery Obligations at the Closing.........................18

6.    Representations and Warranties of the Company...........................19
      (a)      Organization, Standing and Qualification.......................19
      (b)      Subsidiaries...................................................20
      (c)      Transactions with Certain Persons..............................20
      (d)      Execution, Delivery and Performance of Agreement;
               Authority......................................................21
      (e)      Capitalization; Ownership of Capital Stock.....................22
      (f)      [Intentionally Omitted]........................................22
      (g)      Financial Statements...........................................22
      (h)      Absence of Undisclosed Liabilities.............................23
      (i)      Taxes..........................................................23
      (j)      Absence of Changes or Events...................................24
      (k)      Litigation.....................................................27
      (l)      Compliance with Laws and Other Instruments.....................28
      (m)      Title to Properties............................................28
      (n)      Insurance......................................................28
      (o)      Territorial Restrictions.......................................29
      (p)      Intellectual Property..........................................29

                             TABLE OF CONTENTS
                             -----------------
                                (continued)

                                                                            Page
                                                                            ----

               (i)         Title..............................................29
               (ii)        Transfer...........................................29
               (iii)       No Infringement....................................30
               (iv)        Licensing Arrangements.............................30
               (v)         No Intellectual Property Litigation................30
               (vi)        Due Registration, Etc..............................31
               (vii)       Use of Name and Mark...............................31
      (q)      Environmental Matters..........................................31
      (r)      No Guaranties..................................................31
      (s)      [Intentionally Deleted]........................................31
      (t)      Absence of Certain Business Practices..........................32
      (u)      Disclosure.....................................................32
      (v)      Labor Disputes.................................................32
      (w)      Customers and Accounts.........................................34
      (x)      Suppliers; Raw Materials.......................................34
      (y)      Unbilled Costs and Advance Billings............................35
      (z)      Contracts and Proposals........................................35
      (aa)     [Intentionally Deleted]........................................36
      (bb)     Directors and Officers.........................................36
      (cc)     Inventories....................................................36
      (dd)     Real Property..................................................37
               (i)         Leases.............................................37
               (ii)        No Proceedings.....................................38
               (iii)       Current Use........................................38
      (ee)     Warranties.....................................................38
      (ff)     Dealer and Distributor Arrangements............................38
      (gg)     Excluded Assets................................................39
      (hh)     Government Loan................................................39

7.    Representations and Warranties by Purchaser.............................39
      (a)      Organization...................................................39
      (b)      Execution, Delivery and Performance of Agreement...............40
      (c)      Litigation.....................................................40

8.    Employment Matters; Employment Contracts................................40

9.    Indemnification.........................................................44

10.   Survival of Representations, Warranties and Agreements..................46

11.   Conduct of Business Prior to Closing....................................47
               (i)         Liabilities........................................47
               (ii)        Litigation.........................................47

                                TABLE OF CONTENTS
                                -----------------
                                   (continued)

                                                                            Page
                                                                            ----

                (iii)       Compliance with Laws..............................47
                (iv)        Continued Effectiveness of Representations
                            and Warranties....................................47

12.    Access to Information and Documents....................................48

13.    [Intentionally Deleted.]...............................................49

14.    Conditions Precedent...................................................50
       (a)      Conditions to Obligations of Each Party.......................50
       (b)      Conditions to Obligations of the Purchaser....................50
       (c)      Conditions to Obligations of the Company......................51

15.    Intentionally Deleted..................................................52
       (a)      ..............................................................52
       (b)      ..............................................................52

16.    (a)      Termination...................................................52

17.    Right to Designate Director............................................52

18.    Assumed Liabilities Escrow Account.....................................52

19.    [Intentionally Deleted]................................................53

20.    Notices................................................................53

21.    Miscellaneous..........................................................55

EXHIBITS

SCHEDULES

Schedule 1(a)                         -     Assets

Schedule 1(a)(x)                      -     Consents

Schedule 1(a)(xv)                     -     Government Loan

Schedule 1(b)                         -     Assumed Liabilities

Schedule 1(b).1                       -     Agreed Upon Accounts Payable

                                TABLE OF CONTENTS
                                -----------------
                                   (continued)


Schedule 1(b).2                   -     Company's Bank Debt Documents

Schedule 1(c)                     -     Excluded Assets

Schedule 2(c)                     -     Allocation of Purchase Price

Schedule 4(a).1                   -     English Bill of Sale

Schedule 4(a).2                   -     Italian Bill of Sale

Schedule 4(a)(vi)                 -     Opinion of Company's Counsel

Schedule 4(a)(vii)                -     Peralda Non-Competition Undertaking

Schedule 4(a)(viii)               -     Peralda Employment Agreement

Schedule 4(a)(ix)                 -     Macario Employment Agreement

Schedule 4(a)(x)                  -     Macario Non-Competition Undertaking

Schedule 4(a)(xi)                 -     Lease Assignment

Schedule 4(a)(xii)                -     Personal Property Assignment

Schedule 4(a)(xiii)               -     Intellectual Property Assignment

Schedule 4(a) (xx)                -     Cozzi Employment Agreement

Schedule 4(a) (xxi)               -     Wellnitz Employment Agreement

Schedule 5(a)(iv)                 -     Opinion of Purchaser's Counsel

Schedule 6(a)                     -     States where the Company is Qualified to
                                        do Business

Schedule 6(b)                     -     Subsidiaries

Schedule 6(c)                     -     Transactions with Certain Persons

Schedule 6(d)                     -     Conflicts

Schedule 6(g).1                   -     Historical Financial Statements of the
                                        Company and the Subsidiary

                                TABLE OF CONTENTS
                                -----------------
                                   (continued)


Schedule 6(g).2                    -     Company's 1997 Financial Statements

Schedule 6(h)                      -     Undisclosed Liabilities

Schedule 6(i).1                    -     Unpaid Taxes

Schedule 6(i).2                    -     Company's Tax Returns for 1995 and 1996

Schedule 6(j)                      -     Changes or Events

Schedule 6(k)                      -     Litigation

Schedule 6(l)                      -     Compliance with Laws and Other
                                         Investments

Schedule 6(m)                      -     Encumbered Assets

Schedule 6(n)                      -     Insurance

Schedule 6(o)                      -     Territorial Restrictions

Schedule 6(p)(i)                   -     Intellectual Property

Schedule 6(p)(ii)                  -     Non-Transferable Intellectual Property

Schedule 6(p)(iv)                  -     Licensing Arrangements

Schedule 6(p)(v)                   -     Intellectual Property Litigation

Schedule 6(p)(vii)                 -     Restrictions on Use of Name and Mark

Schedule 6(r)                      -     Guaranties

Schedule 6(t)                      -     Certain Business Practices

Schedule 6(v).1                    -     List of Company's Employees

Schedule 6(v).2                    -     List of Company's Employees to be
                                         Employed by Purchaser

Schedule 6(w)                      -     Customers and Accounts

Schedule 6(x)                      -     Suppliers; Raw Materials

                                TABLE OF CONTENTS
                                -----------------
                                   (continued)

Schedule 6(y)                       -     Unbilled Costs and Advance Billings

Schedule 6(z)                       -     Contracts and Proposals

Schedule 6(z)(i)                    -     Contracts and Proposals - Consents and
                                          Italian Law

Schedule 6(z)(iv)                   -     Powers of Attorney

Schedule 6(bb)                      -     List of Directors and Officers of each
                                          of the Company and Subsidiary

Schedule 6(cc)                      -     Obsolete/Discontinued Inventory

Schedule 6(dd)                      -     Real Property Leases

Schedule 6(ee)                      -     Warranties

Schedule 6(ff)                      -     Exclusive Dealer Arrangements

Schedule 8(a)                       -     Employees

Schedule 8(b)                       -     Employee Plans

Schedule 8(g)                       -     Italian Employment Matters

Schedule 12(a)                      -     Certain Distributors and Suppliers

Schedule 15(c)                      -     Escrow Agreement

Schedule 16(b)(i)                   -     Escrow Agreement

                AMENDED AGREEMENT OF PURCHASE AND SALE OF ASSETS
                        ----------------------------------------


         AMENDED AGREEMENT (this "Agreement"), dated December 7, 1998, by and among PROJECTAVISION, INC., a Delaware corporation having its principal office at Two Penn Plaza, Suite 640, New York, New York 10121 (" Projectavision"), PROJECTAVISION INTERNATIONAL s.r.l., an Italian corporation that is wholly owned by Projectavision and its officers having an address at Via Dei Guasti 29, Misinto("International") VIDIKRON INDUSTRIES, S.p.A., an Italian corporation having its principal office at Via Dei Guasti, 29, 20020 Misinto (Milano), Italy (the "Company"). Projectavision and International are hereinafter collectively referred to as "Purchaser."

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company is engaged in the business, among others, of designing, manufacturing, sourcing and distributing high-end video projection systems for the consumer (the "Company's Video Business");

         WHEREAS, the Company owns eighty five percent (85%) of all of the issued and outstanding equity securities of Vidikron of America, Inc., a Delaware corporation, having its principal executive offices at 150 Bay Street, Jersey City, New Jersey (the "Subsidiary");

         WHEREAS, the Company desires to sell to Purchaser, and Purchaser desires to acquire from the Company, substantially all of the assets constituting the Company's Video Business, and certain of the Company's liabilities, on the terms and conditions set forth herein; and

         WHEREAS, the Company and Purchaser previously entered into an Agreement of Purchase and Sale of Assets dated January 20, 1998 (the "Purchase Agreement"), which was subsequently amended by the parties pursuant to letter agreements dated April 30, 1998, October 2, 1998, and October 23, 1998, November 19, 1998 and December 3, 1998(collectively, the "Letter Amendments"), and pursuant to which the Company agreed to sell to Purchaser, and Purchaser agreed to acquire from Seller, substantially all of the assets of the Company's Video Business; and

         WHEREAS, the Company and Purchaser wish to further amend the Purchase Agreement, as amended by the Letter Amendments, in its entirety, by the execution and delivery of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and in order to set forth the terms and conditions of the purchase and sale of assets and the manner of carrying the same into effect, the parties hereto hereby agree as follows:

         1. (a) Purchase and Sale of Assets. Except as set forth on Schedule 1(c) annexed hereto, subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to sell, transfer, convey, assign and deliver to Purchaser, and Purchaser agrees to purchase at the "Closing" (as defined in Section 3 hereof), those certain assets and properties, and that certain business, goodwill and rights of the business as a going concern, of every nature, kind and description whatsoever, whether tangible and intangible, wheresoever located and whether or not carried or reflected on the books and records of the Company with respect to the Company's Video Business, all of which shall be referred to in the form of Bill of Sale as set forth in Schedule 1(a) annexed hereto (hereinafter sometimes collectively called the "Assets"), including, without limitation:

                  (i) subject to the provisions of Sections 6(p) and 6(o) below, all right, title and interest in and to any and all United States, Italian and other: (A) industrial designs, and improvements thereto; (B) trademarks, service marks, trade names (including, without limitation, any trade names acquired by the Company in connection with its acquisition of the business), trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof; (C) copyrights (including software) and registrations, if any, thereof; (D) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (E) mask work and other semiconductor chip rights and registrations, if any, thereof;
                  (F) intellectual property rights similar to any of the foregoing; (G) copies and tangible embodiments thereof (in whatever form or medium, including electronic media) (collectively, "Intellectual Property");

                  (ii) the assets reflected on the Pro Forma Financial Statements referred to in Section 6(g) hereof, with only such disposition of such assets as shall have occurred in the ordinary course of the

                  Company's business between the date of the Pro Forma Financial Statements and the Closing;

                  (iii) all machinery, equipment, fixtures, leasehold improvements, trucks, vehicles, parts and other tangible personal property (including, but not limited to, any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other party);

                  (iv) all inventory of equipment held for sale or lease, spare parts, replacement and component parts, and office and other supplies ("Inventories"), including Inventories held at any location for the Company and Inventories previously purchased and in transit to or from the Company;

                  (v) all rights in and to Inventories (including, but not limited to, products hereafter returned or repossessed and unpaid, Company's rights of rescission, replevin, reclamation and rights to stoppage in transit);

                  (vi) all rights (including, but not limited to, any and all Intellectual Property rights) in and to the products and services sold, rented or leased and in and to any products and services sold, rented or leased and in and to any products or other Intellectual Property rights under research or development prior to or on the Closing Date;

                  (vii) all of the rights of the Company under all Contracts (as defined in Section 6(z) hereof) and, including, without limitation, any right to receive payment for products sold or services rendered (exclusive, however, of the "Accounts Receivables" that the Company shall retain upon the Closing of this Agreement in accordance with the provisions of, and as such term is defined in, Section 1(c) below), and to receive goods and services, pursuant to such Contracts and to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such Contracts;

                  (viii) all credits (exclusive of the Accounts Receivables that the Company shall retain in accordance with the provisions of
                  Section 1(c) below), and, if any, prepaid expenses, deferred charges, return allowances, advance payments, security deposits and prepaid items;

                  (ix) only to the extent that they relate solely to the Company's Video Business, and are discrete with respect thereto, all books, records, manuals and other materials (in any form or medium whether now known or hereafter devised), including, without limitation, all records and materials maintained by the Company, advertising matter, catalogues, consumer manuals, price lists, correspondence, mailing lists, lists of customers, distribution lists, photographs, production data, sales and promotional materials and records, purchasing materials and records, manufacturing and quality control records and procedures, blueprints, research and development files, records, data and laboratory books, Intellectual Property disclosures, media materials and plates, accounting records, and sales order files; provided, however, that it is expressly understood that in the event that any of the foregoing also sets forth information relative to the Company in connection with matters unrelated, in whole and in part, to the Company's Video Business, then notwithstanding the foregoing, all such books and records shall remain the property of the Company, and will not be deemed to be an asset transferred hereunder but rather, will be deemed to be an "Excluded Asset" (as that term is defined in Section 1(c) below), and consequently, shall be retained by the Company in accordance with the provisions of Section 12(c) below;

                  (x) to the extent their transfer is permitted by law, all consents, approvals, authorizations, waivers, permits, grants, franchises, concessions, agreements, licenses, exemptions or orders of regulation, certificate, declaration or filing with, or report or notice to any entity issued, executed, delivered or otherwise made to or for the benefit of the Assets or any assets of the Subsidiary, including all applications thereof (collectively, the "Consents"), all of which Consents are set forth on Schedule 1(a)(x) hereof, including, but not limited to, the Consent (the "Governmental Approval") of any nation, or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States or Italy, any state of the United States or any municipality thereof, any region or province of Italy or any municipality thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization of the United States or Italy (collectively, the "Governmental Authority" or "Governmental Authorities);

                  (xi) except with respect to the Accounts Receivables to be retained by the Company in accordance with the provisions of
                  Section 1(c) below, all rights to choses in action, causes of action, claims and rights of recovery or setoff, lawsuits, judgments, claims and demands of any nature available to or being pursued by the Company with respect to the Company's business or the ownership, use, function or value of any of the Assets whether arising by way of counterclaim or otherwise;

                  (xii) all guarantees, warranties, indemnities and similar rights in favor of the Company with respect to any of the Assets or the Company's Video Business;

                  (xiii) accrued sales (in respect of outstanding proposals or work-in-process), commitments, proposals, Contracts, understandings or commitments, whether oral or written, to perform services, advanced billings and unbilled costs (as set forth on Schedule 6(y) annexed hereto);

                  (xiv) the tangible assets (the "Tangible Assets") that are part of Schedule 1(a) annexed hereto and as provided on the Balance Sheet; and

                  ,

                  (xv) all shares of stock of the Subsidiary owned by Company and any other equity ownership interests and rights to acquire equity ownership interests in the Subsidiary (it being expressly understood and agreed that Purchaser shall have no obligation whatsoever to enter into any agreements of any kind with those shareholders of the Subsidiary other than the Company, including, without limitation agreements regarding such shareholders' shareholdings with respect to the Subsidiary or such shareholders' employment arrangements therewith).

                  (b)      Assumed Liabilities.

                  (i) The Assets shall be conveyed free and clear of all liabilities, obligations, liens, claims and encumbrances, excepting only those liabilities, obligations, liens, claims and encumbrances which are expressly to be assumed by Purchaser hereunder, if any. Purchaser shall assume at the Closing, and thereafter timely pay, perform or discharge, when due, the "Assumed Liabilities," except to the extent that any of such Assumed Liabilities have been paid or satisfied as of the Closing Date. As used herein, the term "Assumed Liabilities," all of which shall be set forth on Schedule 1(b) annexed hereto, shall be expressly limited to:

                           (A) the sum of (w) the Company's accounts payable incurred solely in the ordinary course of the Company's Video Business (the "Trade Payables") in the aggregate amount as set forth in the Company's written advice to Purchaser no later than ten (10) business days after the Closing Date, which written advice shall also individually set forth such Trade Payables on an account by account basis, including the amount of time each of such Trade Payables has been outstanding and when same is due and owing (x) certain of the principal plus interest amount of the Company's existing bank indebtedness (the precise amount of which shall be determined by the parties at Closing) with the banks listed on Schedule 1(b).2 attached hereto, which schedule may be delivered by the Seller no later than ten (10) days after the Closing (the "Company's Bank Debt"), plus (y) the accrued employee severance benefits through the Closing Date, plus (z) the Government Loan, if any, to the extent that prior to Closing the Company has actually received funds with respect to the Government Loan and such funds have either been retained by or used in connection with the Company's Video Business; provided, however, sum of (w), (x),
                           (y) and (z) shall in no event exceed $2,500,000 U.S. Dollars (such sum being hereinafter referred to as the "Agreed Upon Accounts Payables"); it being expressly agreed that $1,500,000 of such Agreed Upon Accounts Payables shall be deposited into the "Assumed Liabilities Escrow Account", as defined in, and in accordance with, the provisions of Section 18 below, and the remaining $1,000,000 balance of such Agreed Upon Accounts Payables shall be paid by Purchaser to the appropriate creditors of the Company one hundred and twenty (120) days subsequent to the Closing hereof;

                  (ii) In addition, upon the Closing, Purchaser shall be responsible for the full and timely payment of the Bill of Sale Registration Tax and Stamp Duties under Italian law.

                  (iii) Purchaser shall not and does not assume any liabilities, obligations or commitments of the Company, other than the Assumed Liabilities, and the Company shall be solely responsible, without limitation, for the following:

                           (A) Legal, accounting, brokerage and finder's fees and income, excise, if any, or other Transfer Taxes (as defined in Section 4(c) hereof and which shall not include the Bill of Sale Registration Tax and Stamp Duties) or other expenses incurred by the Company in connection with this Agreement or the consummation of the transactions contemplated hereby; provided that Purchaser agrees that it shall be solely responsible for any and all payments of any nature whatsoever due and owing to Hambro America Securities, Inc. and Purchaser hereby agrees to indemnify the Company with respect thereto;

                           (B) Debts, liabilities or obligations of any nature of the Company except for the Assumed Liabilities;

                           (C) Except for the Bill of Sale Registration Tax and Stamp Duties, any domestic, value added, if any, federal, international, regional, provincial, state or local or foreign income, franchise, excise, use, property, payroll or similar or other Taxes (as defined in Section 6(i) hereof)(or penalties and interest thereon) imposed on the Company including, without limitation, those due as a result of the operation of the Company's Video Business through the Closing Date;

                           (D) Any claim, legal action, suit, arbitration or other legal or administrative proceeding (or governmental investigation) pending or in effect, or threatened against or relating to either the Company's Video Business, the officers and directors of the Company (as such litigation, if any, may relate to the Company's Video Business), or the Assets or the properties or business relative to the Company's Video Business, all of which shall be expressly retained by the Company; provided, however, that Purchaser shall provide the Company (at no cost to the Purchaser) with whatever cooperation and assistance that the Company may reasonably require subsequent to the Closing hereof in connection with the foregoing; and

                           (E) Except as Purchaser shall have otherwise expressly agreed to assume herein, liabilities and obligations of the Company, if any, accruing prior to, on or after the Closing Date relating to the Company's employment of any of the Company's employees, including, without limitation, compensation, severance payments, if any, contributions to employee benefit plans, workers' compensation or other insurance claims.

                  (c) Excluded Assets. Except as set forth on Schedule 1(c) annexed hereto, the Company is selling to Purchaser hereunder all, and is not excluding any, of the assets of any nature whatsoever that are used by the Company to conduct the Company's Video Business as presently operated and as currently contemplated to be operated subsequent to the consummation of the transaction contemplated by this Agreement (hereinafter referred to as the "Excluded Assets"). Schedule 1(c) shall include, among other things, that certain low interest loan(or any portion thereof) extended to the Company by the Italian Government in accordance with that letter to the Company dated October 30, 1997 (the "Government Loan"), the true and complete documentation of which is annexed hereto as Schedule 1(a)(xv), and (iii) a detailed listing on an account by account basis of the Company's accounts receivables as of the Closing Date (other than receivables due to Seller from the Subsidiary which shall be the property of Projectavision) with respect to those goods and services that the Company has fully delivered or performed solely in connection with the Company's Video Business, as the case may be, all of which shall be retained by the Company, which accounts receivables shall not be in excess of $1,167,000(the "Accounts

Receivables"). It is agreed by Purchaser that Seller shall have the right, during the ten(10) day period subsequent to the Closing, to update and amend
Schedule 1(c) to include receivables incurred prior to the Closing, subject to the terms of this Section 1(c), by delivering to Purchaser within such ten (10) day period a revised, updated Schedule 1(c) in writing.

                  (d) Consent of Third Parties. Notwithstanding anything to the contrary in this Agreement, but subject, nevertheless, to Section 14 hereof, this Agreement shall not constitute an agreement to assign or transfer any Governmental Approval, instrument, Contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or affect adversely the rights of Purchaser or the Company thereunder; any transfer or assignment to Purchaser by the Company or the Subsidiary of any interest under any such instrument, Contract, lease, permit or other agreement or arrangement that requires the consent or approval of a third party shall be made subject to such consent or approval being obtained. In the event any such consent or approval is not obtained on or prior to the Closing Date, the Company shall continue to use its best efforts to obtain such approval or consent after the Closing Date until such time as such consent or approval has been obtained, and the Company will cooperate with Purchaser in any lawful and economically feasible arrangement to provide that Purchaser shall receive the interest of the Company, and/or the Subsidiary, as the case may be, in the benefits under any such instrument, Contract, lease or permit or other agreement or arrangement, including performance by the Company or the Subsidiary as agent, if economically feasible, provided, that Purchaser shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Purchaser would have been responsible therefor hereunder if such consent or approval had been obtained. The Company shall pay and discharge, and shall indemnify and hold Purchaser harmless from and against any and all out-of-pocket costs of seeking to obtain or obtaining any such consent or approval whether before or after the Closing Date. Nothing in this Section 1(d) shall be deemed a waiver by Purchaser of its right to have received on or before the Closing an effective assignment of all of the Assets nor shall this Section 1(d) be deemed to constitute an agreement to exclude from the Assets any assets described in
Section 1(a) hereof.

         2. (a) Purchase Price. As full and total consideration for the sale, transfer, conveyance, assignment and delivery of the Assets by the Company to Purchaser, and in reliance upon the representations and warranties made herein by the Company, Purchaser agrees, subject to any adjustments herein provided for, (i) Purchaser shall pay, or cause to be paid on behalf of, Seller,$3,500,000 upon the Closing, less any "Prepayments" (as that term is defined in Section 2(b) below, payable by wire transfer or certified or official bank check drawn on a bank which is a member of the New York Clearing House Association payable to the order of the Company and (ii) Purchaser shall assume the Agreed Upon Accounts Payables, $1,500,000 of which shall be deposited into the "Assumed Liabilities Escrow Account" as that term is defined in Section 18 below. The aggregate consideration set forth in clause (i) and clause (ii) of the immediately preceding sentence is hereinafter referred to as the "Purchase Price."
                   (b) Purchase Price Prepayments. Upon the execution hereof, the Company acknowledges that Purchaser has heretofore paid to the Company $2,900,000 (the "Prepayments"), the entire sum of which shall be credited towards the Purchase Price.

                  (c) Purchase Price Adjustment. The Purchase Price set forth in
Section 2(a) above (which is subject to the provisions of Section 15 below) shall be subject to adjustment as hereinbelow set forth in this Section 2 (c). Specifically, in the event that the Agreed Upon Accounts Payable are less than Two Million Five Hundred Thousand Dollars ( 2,500,000), the Purchase Price shall be increased on a dollar-for-dollar basis. By way of example, in the event that the Agreed Upon Accounts Payable is Two Million Four Hundred Thousand Dollars ($ 2,400,000)_, the Purchase Price shall be increased by $100,000 to Three Million Six Hundred Thousand Dollars ($3,600,000). There shall also be a Purchase Price adjustment in accordance with the provisions of that certain letter agreement dated January 20,1998 by and between Projectavision and the Company relative to the Subsidiary's "Bank Debt" (as such term is defined in such January 20, 1998 letter agreement).

                  (d) Allocation of Purchase Price. The Purchase Price payable pursuant to Section 2(a) hereof, and the assets purchased and liabilities assumed, as between Projectavision and International, shall be allocated as provided on Schedule 2(c) annexed hereto. The parties hereto agree that Purchaser may use such allocation for purposes of filing Internal Revenue Service Form 8594 (Asset Acquisition Statement under Section 1060) pursuant to the provisions of the Internal Revenue Code of 1986, as amended (the "Code").

                  (e) Acquisition by Affiliates. Notwithstanding anything to the contrary in this Agreement, Purchaser may cause some or all of the Assets to be acquired hereunder by one (1) or more affiliates of Purchaser; provided, however, that Purchaser shall remain liable, jointly and severally, with any such affiliate(s) for any and all obligations under this Agreement. The term "affiliates" as used in this Section 2(d) shall have the same meaning as set forth under the definition of "affiliates" in Rule 405 of the Securities Act of 1933, as amended.

         3. (a) Closing. The closing of the transactions contemplated under this Agreement (the "Closing") shall take place at the offices of Zukerman Gore & Brandeis, LLP, 900 Third Avenue, New York, New York 10022 no later than December 7, 1998, provided that all conditions precedent set forth in Section 14 hereof, or at such other time and place as the parties may agree. The day on which the Closing actually takes place is herein sometimes referred to as the "Closing Date."

                  (b)      Further Action.

                  (i) The Company and Purchaser agree to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Closing Date, including but not limited to (A) fulfilling the provisions of Section 12 below, and (B) delivering all of the Schedules required to be annexed to this Agreement; provided that a Schedule shall not be deemed to have been delivered hereunder unless and until same is complete and accurate in its entirety.

                  (ii) The Company and Purchaser shall, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied pursuant to all applicable provisions of (A) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances, codes or orders of any Government Authority; and (B) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority (collectively, the "Applicable Laws") in connection with this Agreement, the sale and transfer of the Assets pursuant to this Agreement and the consummation of the other transactions contemplated hereby.

                  (iii) The Company and Purchaser, as promptly as practicable, will use all reasonable efforts to obtain, or cause to be obtained, all consents of any Governmental Authority and of any third party (collectively, the "Consents") necessary to be obtained in order to consummate the sale and transfer of the Assets pursuant to this Agreement and the consummation of the other transactions contemplated hereby.

                  (iv) The Company shall coordinate and cooperate with Purchaser in exchanging such information and supplying such assistance as may be reasonably required by Purchaser pursuant to Applicable Laws in connection with this Agreement and the "Company's Related Agreements" (as that term is defined in Section 6(d) below).

                  (v) At all times prior to the Closing, the Company shall promptly notify Purchaser in writing, and the Purchaser shall promptly notify the Company in writing, upon becoming aware of any fact, condition, event or occurrence that will or may result in the failure to satisfy any of the conditions precedent to the transactions contemplated by this Agreement as set forth in Section 14 hereof.

                  (vi) The Company shall use its good faith, reasonable efforts to enter into such agreements and other arrangements (including sublicenses and subleases) with Purchaser as are necessary to ensure that Purchaser receives benefits under the Contracts set forth on Schedule 6(z) annexed hereto and the other agreements to be transferred to Purchaser hereunder that are the same as received under the Contracts prior to the Closing or as contemplated to be received after the Closing.

                  (vii) The Company and Purchaser shall, collectively, use their best efforts to secure a line of credit with one or more Italian banking institutions on or before March 1, 1999 which shall provide Purchaser with credit availability of not less than $2,000,000.

         4.       (a)      The Company's Delivery Obligations at the Closing;
Covenants; Further Assurances. At the Closing, the Company agrees to deliver or cause to be delivered to Purchaser (and, as applicable, execute):

                  (i) a Bill of Sale in English and a Bill of Sale in Italian, each of which shall be duly executed by the Company in substantially the form of Schedule 4(a).1 and Schedule 4(a).2, respectively, annexed hereto;

                  (ii) such other good and sufficient deeds, bills of sale, endorsements, assignments, documents of title and other instruments of conveyance, assignment and transfer, in form and substance reasonably satisfactory to Purchaser's counsel, as shall be effective to vest in Purchaser good title to the Assets;

                  (iii) all contracts, files and other data (including, without limitation, lists of orders and computer disks and tapes) and documents pertaining to the Assets;

                  (iv) certified copies of resolutions adopted by the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement;

                  (v) an authenticated copy of the Subsidiary's Certificate of Incorporation, as amended, certified by the Office of the Secretary of State of the State of Delaware, and a true and correct copy of the by-laws of the Subsidiary as certified by the secretary of the Subsidiary;

                  (vi) the opinion of Company's counsel, substantially in the form of Schedule 4(a)(vi) annexed hereto which opinion shall cover, among other things, the due authorization, execution and delivery of this Agreement and the transactions contemplated hereby;

                  (vii) the Non-Competition Undertaking of Mr. Flavio Peralda, which shall include, among other things, a provision prohibiting any further use, directly or indirectly, of the names and words "Vidikron Industries S.p.A." or Vidikron of America, Inc.," or any other name confusingly similar to such names and marks or any variation thereof (the "Peralda Non-Competition Undertaking"), in the form of Schedule 4(a)(vii) annexed hereto;

                  (viii) the Employment Agreement (the "Peralda Employment Agreement") between Purchaser and Mr. Flavio Peralda in the form of Schedule 4(a)(viii) annexed hereto;

                  (ix) the Employment Agreement (the "Macario Employment Agreement"), which shall include, among other things, a provision prohibiting any further use, directly or indirectly, of the names and words "Vidikron Industries S.p.A." or Vidikron of America, Inc.," or any other name confusingly similar to such names and marks or any variation thereof, between Purchaser and Mr. Emilio Baj Macario in the form of
                  Schedule 4(a)(ix) annexed hereto;

                  (x) the Non-Competition Undertaking of Mr. Emilio Baj Macario, which shall include, among other things, a provision prohibiting any further use, directly or indirectly, of the names and words "Vidikron Industries S.p.A." or Vidikron of America, Inc.," or any other name confusingly similar to such names and marks or any variation thereof (the "Macario Non-Competition Undertaking") in the form of Schedule 4(a)(x) annexed hereto;

                  (xi) approvals, if required by the terms thereof, in respect of and an assignment and assumption agreement for the Leases (as defined in Section 6(dd) hereof) in substantially the form of Schedule 4(a)(xi) annexed hereto (the "Lease Assignment");

                  (xii) an assignment and assumption agreement for the equipment leases in substantially the form of Schedule 4(a)(xii) annexed hereto to be prepared by Purchaser (the "Personal Property Assignment);" provided, however, Purchaser expressly agrees that in the event that any Personal Property Assignment cannot be executed and delivered at the Closing, it shall be acceptable for the Company, in lieu thereof, to keep in existence the applicable equipment lease for the benefit of Purchaser and the Purchaser shall reimburse the Company on a timely basis for any ongoing lease payments from time to time as same become due and owing;

                  (xiii) a notarized assignment agreement for the Intellectual Property to be included in each of the Bills of Sale referred to in Section 4(a)(i) above, in accordance with applicable laws and in substantially the form of Schedule 4(a)(xiii) annexed hereto (the "Intellectual Property Assignment");

                  (xiv) all Consents, including, without limitation, those necessary in connection with the Lease Assignment, if required, the Personal Property Assignment and the Intellectual Property Assignment;

                  (xv) a Certificate of the Registry of the Companies which shall cover the Company's continued registration in the Registry of Companies as of the Closing Date;

                  (xvi) a Certificate signed by a managing director of the Company dated the Closing Date, reaffirming that all of the representations and warranties set forth in Section 6 below;

                  (xvii) the lease with the Purchaser for the premises at the Company's address first set forth above (the "Italian Lease") for a term of not less than six (6) years at a rate of 140,000,000Li. per annum (plus normal operating expenses and value added taxes, if any, all consistent with the terms and conditions as are applicable to the Italian Lease upon the execution hereof);

                  (xviii) the Assumed Liabilities Escrow Agreement" as that term is defined in Section 18 below;

                  (xix) Governmental Approvals;

                  (xx) the Employment and Stock Purchase Agreement ("Cozzi Employment Agreement") between Purchaser and Mr. Giovanni Cozzi in the form of Schedule 4(a)(xx) annexed hereto;

                  (xxi) the Employment and Stock Purchase Agreement (the "Wellnitz Employment Agreement") between Purchaser and Mr. James Wellnitz in the form of Schedule 4(a) (xxi) annexed hereto;

                  (xxii) the original stock certificate(s) or an affidavit of lost certificate, reasonably satisfactory in form and substance to Purchaser's counsel representing the Company's eighty-five percent (85%) beneficial equity ownership interest in the Subsidiary, accompanied by undated stock powers executed in blank with signatures guaranteed;

                  (xxiii) the original stock certificate(s), representing the beneficial equity ownership in the Subsidiary of each of Mr. Giovanni Cozzi and Mr. James Wellnitz which, in the aggregate, which equal fifteen percent (15%) of the beneficial equity ownership in the Subsidiary, accompanied by undated stock powers executed in blank with signatures guaranteed;

                  (xxiv) all of the books and records, stock ledger, bank accounts, agreements, contracts, understandings, correspondence, and all other materials of any nature whatsoever relative to the Subsidiary;

                  (xxv) evidence in form and substance satisfactory to Purchaser that all notices required to be given to the Company's employees pursuant to Italian laws have been properly given in a timely fashion in accordance with applicable Italian Laws; and

                  (xxvi) all other documents and instruments required to be delivered to Purchaser in order to consummate the transactions herein contemplated.

                  (b) Billings. The Company agrees that from and after the Closing Date, Purchaser shall have the right and authority to bill and collect for its own account all billings in respect of work-in-process, if any, that are being transferred to Purchaser as provided herein. The Company agrees that it will promptly transfer and deliver to Purchaser any cash or other property which the Company may receive in respect of such billings.

                  (c) Liability for Transfer Taxes. Except for the Bill of Sale Registration Tax and Stamp Tax Duties, the Company shall be responsible for the payment in the ordinary course of, and shall indemnify and hold harmless Purchaser against, all income, sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, transfer, conveyance, excise (if any), license and other similar Taxes (as defined in Section 6(i) hereof) and fees (collectively, "Transfer Taxes"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement and the Company's Related Agreements. The Company shall prepare and timely file all tax returns required to be filed in respect of Transfer Taxes (including, without limitation, all notices required to be given with respect to bulk sales taxes), provided that Purchaser shall be permitted to prepare any such tax returns that are the primary responsibility of Purchaser under Applicable Law. Purchaser's preparation of any such tax returns shall be subject to the Company's approval, which approval shall not be unreasonably withheld or delayed.

                  (d) Certificates of Tax Affidavits. On or before the Closing Date, Purchaser shall obtain copies of certificates from appropriate taxing authorities with respect to value added taxes relative to any country, federal, state, regional, provincial or other taxing authority for which Purchaser or the Company could have liability to withhold or pay with respect to the transfer of the Assets or any of the transactions herein contemplated, provided, that Purchaser's failure to obtain such certificates (provided that such failure shall not be the fault of the Company) shall not relieve the Purchaser of its obligations to enter into and complete the Closing. In the event that notwithstanding its good faith efforts to the contrary, Purchaser is unable to obtain such certificates prior to the Closing, Purchaser shall withhold or, where appropriate, escrow such amount as necessary based upon the Purchaser's reasonable estimate of the amount of such potential liability, or as determined by the appropriate taxing authority, to cover such value added taxes until such time as certificates are provided.

                  (e) Use of Business Name. Contemporaneously with the Closing, the Company will change its name, and the Company will not, directly or indirectly, use or do business, or allow any Affiliate (as hereinafter defined) to use or do business, or assist any third party in using or doing business, under the names and marks "Vidikron Industries S.p.A." or "Vidikron of America, Inc.," or any other name confusingly similar to such names and marks or any variation thereof. It is expressly acknowledged and agreed by the Company that the provisions of this Section 4(e) are of the essence hereof.

                  (f) Further Assurances. At any time and from time to time after the Closing, at Purchaser's request and expense, without further consideration, the Company shall execute and deliver such other additional instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Purchaser may reasonably deem necessary or desirable in order to transfer, convey and assign to Purchaser the Assets, subject to this Agreement, to put Purchaser in actual possession and operating control thereof and to assist Purchaser in exercising all of the Company's rights with respect thereto and to take such action and execute such documents or instruments as may be reasonably requested by the Purchaser in connection with any governmental or regulatory matters or filings required to be made by Purchaser, including, without limitation, any filings, documents or instruments to be delivered to the United States Securities and Exchange Commission or any other Governmental Authority, The Nasdaq Stock Market, Purchaser's, the Company's and the Subsidiary's, lenders, auditors or any other appropriate party.

         5. Purchaser's Delivery Obligations at the Closing. (a) At the Closing, Purchaser agrees to deliver, or cause to be delivered, as the case may be, to the Company (and, as applicable, execute):

                  (i) a certified or cashier's check for the balance of the Purchase Price as provided in Section 2 hereof, less any and all Prepayments thereto for delivered, subject to any adjustment herein and the holdback provisions of Section 15 below;

                  (ii) a certified copy of resolutions adopted by the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement and the Purchaser's Related Agreements (as defined in Section 7(a) hereof);

                  (iii) a certificate of good standing issued by the Secretary of State of the State of Delaware as to the good standing and corporate existence of Purchaser;

                  (iv) an opinion of Purchaser's counsel substantially in the form of Schedule 5(a)(iv) annexed hereto which opinion shall cover, among other things, the due authorization, execution and delivery of this Agreement and the transactions contemplated hereby;

                  (v) the Macario Employment Agreement;

                  (vi) the Macario Non-Competition Undertaking;

                  (vi) the Peralda Non-Competition Agreement;

                  (vii) the Peralda Employment Agreement;

                  (viii) the Cozzi Employment Agreement;

                  (ix) the Wellnitz Employment Agreement;

                  (x) (the Personal Property Assignment;

                  (xi) the Lease Assignment;

                  (xii) all other documents and instruments required to be delivered to the Company pursuant to the provisions of this Agreement;

                  (xiii) , the Trade Payables Escrow Agreement;

                  (xiv) the Lease;

                  (xv) the Bill of Sale in Italian and the Bill of Sale in English duly executed by the Purchaser in substantially the form of Schedule 4(a).2 annexed hereto; and


                  (b) At any time and from time to time after the Closing, at the Company's request and expense, Purchaser shall execute and deliver such other additional instruments as the Company may reasonably deem necessary to evidence Purchaser's obligations under this Agreement, and Purchaser agrees to take such actions as may be reasonably necessary to carry out the purposes and intentions of this Agreement. For a reasonable period of time following the Closing, Purchaser shall provide the Company with reasonable access to all books and records of the Company that are delivered to Purchaser hereunder relating to the Assets and the period through the Closing Date.

         6. Representations and Warranties of the Company. The Company represents and warrants to Purchaser, as of the date of this Agreement and as of the Closing Date, as follows:

                  (a) Organization, Standing and Qualification. Each of the Company and the Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of Italy and the State of Delaware, respectively; (ii) has all requisite corporate power and authority and is entitled to carry on the business as now being conducted and to own, lease or operate its properties in the places where such business is now conducted and such properties are now owned, leased or operated; and (iii) the Subsidiary is duly qualified, licensed and in good standing as a foreign corporation authorized to do business in the states listed on Schedule 6(a) annexed hereto, which are the only states where the failure to be so qualified would have a material adverse effect on the condition, financial or otherwise, of the Company or the Subsidiary. The Company has delivered to

Purchaser a true and complete copy of the certificate of incorporation of the Subsidiary and all amendments thereto, certified as true and correct by the Secretary of State of the State of Delaware, as well as the by-laws of the Subsidiary as presently in effect, certified as true and correct by the secretary of the Subsidiary.

                  (b) Subsidiaries. The Subsidiary has no subsidiaries except those listed on Schedule 6(b) annexed hereto. Except as set forth on Schedule 6(b) annexed hereto, the Subsidiary owns all of the outstanding capital stock of all of the subsidiaries of the Subsidiary listed on Schedule 6(b) annexed hereto. Except as set forth on Schedule 6(b) annexed hereto, the Subsidiary has no interest, directly or indirectly, and has no commitment to purchase any interest, directly or indirectly, in any other corporation or in any partnership, joint venture or other business enterprise or entity. Except as set forth on Schedule 6(b) annexed hereto, the Company's Video Business has not been conducted through any other direct or indirect subsidiary or affiliate of the Subsidiary or the Company other than the Subsidiary. Except as set forth on
Schedule 6(b) annexed hereto, there are no securities of any subsidiary of the Company or the Subsidiary directly or indirectly convertible, exercisable or exchangeable for any of the capital stock of the Subsidiary, including, but not limited to, any options, warrants, rights, agreements, understandings or commitments, vested or unvested, of any nature whatsoever relating to the capital stock of the Subsidiary.

                  (c) Transactions with Certain Persons. Except as set forth on
Schedule 6(c) annexed hereto, neither the Company with respect to the Company's Video Business nor the Subsidiary has directly or indirectly, purchased, leased from others or otherwise acquired any property or obtained any services from, or sold, leased to others or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to remuneration for services rendered as a director, officer or employee of the Company or the Subsidiary), in the ordinary course of business or otherwise (i) any shareholder of the Company or the Subsidiary, or (ii) any person, firm or corporation which, directly or indirectly, alone or through one or more intermediaries controls, is controlled by, or is under common control with the Company or the Subsidiary or any shareholder of the Company or the Subsidiary (an "Affiliate"). Except as set forth on Schedule 6(c) annexed hereto, neither the Company with respect to the Company's Video Business, nor the Subsidiary, owes any amount to, or has any contract with or commitment to, any shareholders, officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such persons owes any amount to either the Company with respect to the Company's Video Business or by the Subsidiary. Except as set forth on Schedule 6(c) annexed hereto, no part of the property or assets of any of the shareholders of the Company or the shareholders of the Subsidiary are used by the Company in connection with the Company's Video Business or the Subsidiary. Except as set forth on Schedule 6(c) annexed hereto, no part of the property or Assets of the Company's Video Business or the Subsidiary are used by any of the shareholders of the Company or shareholders of the Subsidiary for their personal benefit or any purpose not related to the business of the Company's Video Business or the Subsidiary.

                  (d) Execution, Delivery and Performance of Agreement; Authority. Except as set forth on Schedule 6(d) annexed hereto, neither the execution, delivery nor performance of this Agreement and all other agreements to which the Company or the Subsidiary is a party that are required to be delivered by the Company, pursuant to Section 4(a) hereof (which documents are sometimes herein collectively referred to as the "Company's Related Agreements") will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to any provision of the Company's charter documents or the Subsidiary's certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, Contract, agreement, Applicable Law, rule or regulation, or any order, judgment or decree to which the Company or the Subsidiary are a party or by which either of them may be bound or materially or adversely affected or require any consent, authorization, approval or any other action by, or any notice to, or filing or registration with, any Governmental Authority or other third party. Except as set forth on Schedule 6(d) annexed hereto, no other party, including, without limitation, any present or former partner, shareholder, or employee of the Company or the Subsidiary has, may or will have any right (tangible or intangible, choate or inchoate) to any interest in the Assets or the proceeds from the sale of the Assets. Except as set forth on Schedule 6(d) annexed hereto, no Consent is required to be obtained or made by the Company or the Subsidiary in connection with the execution and delivery of this Agreement or the Company's Related Agreements, and to consummate the transactions contemplated thereby. The Company has the full right, power and authority to enter into this Agreement and, if applicable, the Company's Related

Agreements, and to carry out the transactions contemplated hereby and thereby, as applicable, and all proceedings required to be taken by it to authorize and approve the execution, delivery and performance of this Agreement and the Company's Related Agreements have been properly taken, and this Agreement and the Company's Related Agreements constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except that such enforcement may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and the Company's Related Agreements have been duly authorized, to the extent required by Applicable Law and by all requisite corporate and shareholder action of the Company.

                  (e) Capitalization; Ownership of Capital Stock. The authorized capital of the Subsidiary consists of two hundred (200) shares of common stock, no par value, of which one hundred (100) shares are issued and outstanding on the date hereof, all of which have been duly authorized and validly issued and are fully paid and non-assessable. All of the presently authorized, issued and outstanding shares of capital stock of the Subsidiary are legally and beneficially owned, free and clear of any liens, claims, encumbrances, voting trusts, or any agreement, understanding or arrangement regarding the transfer, sale, disposition, purchase or acquisition thereof, by those individuals and entities in the amounts set forth on Schedule

6(g).2 annexed hereto.  Except as otherwise disclosed on Schedule

6(g).1 annexed hereto, there are no outstanding subscriptions, rights, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which the Subsidiary is, or may become obligated to, issue, assign or transfer any shares of the capital stock of the Company or the Subsidiary, as the case may be.

                  (f)      [Intentionally Omitted]

                  (g) Financial Statements. Annexed hereto is a true and correct copy of each of the Company's income statement relative to the Company's Video Business, and the Subsidiary's audited income statement and balance sheet (which audited income statement and balance sheet of the Subsidiary shall include footnotes, and shall be all prepared in accordance with generally accepted accounting principles), all with respect to the fiscal years ending December 31, 1995, 1996 and 1997 (collectively, the "Historical Financial Statements") and which shall all be annexed hereto as Schedule 6(g).1; The Historical Financial Statements, have been prepared in good faith from the books and records of the Company and the Subsidiary in accordance with past practices, are true and accurate in all material respects, and fairly presents the financial position of each of them at such dates and for the periods indicated thereon. In addition, the Historical Financial Statements for the fiscal year ending December 31, 1997 have been prepared in conformity with generally accepted accounting principles, consistently applied.



                  (h) Absence of Undisclosed Liabilities. Except as set forth on
Schedule 6(h), as of the Company's balance sheet date with respect to the fiscal year ended December 31, 1997, (the "Balance Sheet Date"), neither the Company's Video Business nor the Subsidiary had any material debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) except those incurred in the ordinary course of business.

                  (i) Taxes. Except as set forth on Schedule 6(i).1 annexed hereto, (i) all Taxes imposed by the United States, Italy or by any other country or by any state, municipality, region, province, subdivision or instrumentality of the United States, Italy or of any other country, or by any other taxing authority, which are due or payable by the Company, the Subsidiary or any Affiliate of the Company or the Subsidiary, and all interest and penalties thereon, whether disputed or not, have been paid in full, all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed prior to the expiration of any available extension periods; and all deposits required by law to be made by the Company or the Subsidiary or any Affiliate of the Company or the Subsidiary with respect to employees' withholding or similar taxes have been duly made, except for the current reporting period which will be paid when due. Neither the Company nor the Subsidiary is currently delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, or, to its knowledge, proposed or assessed against it, and, to its knowledge, there is no basis for any such deficiency or claim. There is not now in force any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to the Company or the Subsidiary. As used in this Agreement, "Taxes" shall include, without limitation, all federal, state, regional, provincial, local, foreign or other income, alternative minimum, accumulated earnings, add-on, personal holding company, franchise, capital stock, net worth, capital, profits, gross receipt, value added, sales, use, goods and services, transaction, excise, customs, duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, charges, fees, severance, environmental (including, taxes under Section 59A of the United States Internal Revenue Code of 1986, as amended), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiency thereof, including all interest and penalties thereon and additions thereto whether disrupted or not, which is imposed by any Governmental Authority. Upon the execution hereof, the Company shall deliver to Purchaser its tax returns for the years ended December 31, 1995 and 1996, which shall be annexed hereto as Schedule 6(i).2.

                  (j) Absence of Changes or Events. Except as set forth on
Schedule 6(j) annexed hereto, since the Balance Sheet Date, each of the Company with respect to the Company's Video Business and the Subsidiary has conducted their business only in the ordinary course and has not, with respect to the Company's Video Business and the Subsidiary:

                  (i) incurred any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations in the ordinary course of business and consistent with its prior practice, none of which liabilities, in any case or in the aggregate, materially and adversely affects the business, properties, assets, liabilities or condition, financial or otherwise, of the Company or the Subsidiary;

                  (ii) discharged or satisfied any lien, charge or encumbrance other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business and consistent with its prior practice;

                  (iii) declared or made any payment of dividends or other distribution to its shareholders or upon or in respect of any shares of its capital stock, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities (it being understood that this Section 6(j)(iii) shall only be applicable to the Subsidiary);

                  (iv) mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible;

                  (v) sold, transferred, leased to others or otherwise disposed of any of its assets except in the ordinary course of business, or cancelled or compromised any debt or claim, or waived or released any right of substantial value;

                  (vi) received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a materially adverse effect on its assets, properties, operations or prospects;

                  (vii) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slow-downs or lock-outs or had any material change in its relations with its employees, agents, customers or suppliers;

                  (viii) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States, Italian or any other license, patent, copyright, trademark, trade name, invention or similar rights, or modified any existing rights with respect thereto;

                  (ix) made any material change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any shareholder, director, officer, employee, salesman, distributor or agent of the Company with respect to the Company's Video Business or the Subsidiary;

                  (x) issued or sold any shares of its capital stock or other securities, or issued, granted or sold any options, rights or warrants with respect thereto, or, solely with respect to the Subsidiary, acquired any capital stock or other securities of any corporation or any interest in any business enterprise, or otherwise made any loan or advance to or investment in any person, firm or corporation;

                  (xi) made any capital expenditures or capital additions or betterments in excess of an aggregate of $25,000;

                  (xii) changed its banking, credit, borrowing or safe deposit arrangements;

                  (xiii) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to the property of either the Company's Video Business or the Subsidiary;

                  (xiv) failed to replenish its inventories and supplies in a normal and customary manner consistent with its prior practice or made any purchase commitment in excess of the normal, ordinary and usual requirements of its business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry, or made any material change in its selling, pricing, marketing, advertising or personnel practices inconsistent with its prior practice or;

                  (xv) suffered any change, event or condition which, in any case or in the aggregate, has had or may have a materially adverse affect on either the Company's Video Business or the Subsidiary's condition (financial or otherwise), properties, assets, liabilities, operations or prospects including, without limitation, any change in either the Company's Video Business or the Subsidiary's revenues, costs, levels of committed business or relations with its employees, agents, customers or suppliers;

                  (xvi) entered into any transaction, contract or commitment other than in the ordinary course of business or paid or agreed to pay any legal, accounting, brokerage, finder's fee, taxes or other expenses in connection with or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated thereby; or

                  (xvii) entered into any agreement or made any commitment, whether written or oral, to take any of the types of action described in subparagraphs (i) through (xvi) above.

                  (k) Litigation. Except as set forth on the Historical Financial Statements, there is no claim, legal action, suit, arbitration or other legal or administrative proceeding (or governmental investigation) or any order, decree or judgment in progress, pending or in effect, or threatened against or relating to either the Company's Video Business or the Subsidiary, the officers or directors of the Company (as such litigation, if any, may relate to the Company's Video Business) or the Subsidiary, nor the Assets or the properties or business relative to the Company's Video Business or the properties, assets or business relative to the Subsidiary, and neither the Company nor the Subsidiary knows or has reason to be aware of any basis for the same, which if determined adversely to the Company or the Subsidiary would have a material adverse affect on the Company's Video Business or the Subsidiary. Except as set forth on Schedule 6(k) annexed hereto, there is no claim, legal action, suit, arbitration or other legal or administrative proceeding (or governmental investigation) or any order, decree or judgment in progress, pending or in effect, or threatened against or relating to either the Company's Video Business or the Subsidiary, the officers or directors of the Company (as it may relate to the Company's Video Business) or the Subsidiary, the Assets or the properties or business relative to the Company's Video Business or properties, assets or business of the Subsidiary, and neither the Company nor the Subsidiary knows or has reason to be aware of any basis for the same, which if determined adversely to the Company or the Subsidiary would have a material adverse affect on the Company's Video Business or the Subsidiary.

                  (l) Compliance with Laws and Other Instruments. Except as set forth in Schedule 6(l) annexed hereto, each of the Company, with respect to the Company's Video Business, and the Subsidiary has complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now or hereafter applicable to their Assets, business, properties assets and operations. Neither the ownership nor use of the Assets nor the conduct of the Company's Video Business conflicts with the rights of any other person, firm or corporation, or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms of provisions of either the Company's or the Subsidiary's certificate of incorporation or by-laws as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, law, ordinance, rule or regulation, or any order, judgment or decree to which it is a party or by which it may be bound or affected.

                  (m) Title to Properties. Each of the Company and the Subsidiary have good, marketable and insurable title to the Assets, and the Subsidiary's assets, respectively. Except as set forth on Schedule 6(m) annexed hereto, none of the Assets or the Subsidiary's assets are subject to any loan agreement, conditional sale or title retention agreement, equipment obligations, lease purchase agreement, mortgage, indenture, pledge, security agreement, guaranty, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever (excluding trade and account payables), direct or indirect, whether accrued, absolute, contingent or otherwise.

                  (n) Insurance. Set forth on Schedule 6(n) annexed hereto is an accurate and complete list and description of all fire, theft, casualty, liability and other insurance policies procured by the Company with respect to the Company's Video Business and the Subsidiary, specifying with respect to each such policy the name of the insurer, the risk insured against, the limits of coverage, the deductible amount (if any), the premium rate and the date through which coverage will continue by virtue of premium already paid. Except as set forth on Schedule 6(n) annexed hereto, all insurance policies relating to the Company's Video Business and the Subsidiary are in full force and effect, and all premiums due thereon have been paid. Set forth on Schedule 6(n) annexed hereto, is a description of all open claims made by the Company with respect to the Company's Video Business and the Subsidiary under any policy of insurance and all claims which in the opinion of the Company or the Subsidiary reasonably formed and held, should or could be made under any such policy.

                  (o) Territorial Restrictions. Except as set forth in Schedule 6(o) annexed hereto, neither the Company nor the Subsidiary is restricted by any written agreement or understanding with any party from carrying on the Company's Video Business or the business conducted by the Subsidiary, respectively, anywhere in the world. Purchaser, solely as a result of its purchase of the Assets and the assumption of the Assumed Liabilities, will not thereby become restricted in carrying on any business anywhere in the world.

                  (p)      Intellectual Property.

                  (i) Title. Schedule 6(p)(i) annexed hereto contains a complete and correct list of all Intellectual Property that is owned by the Company with respect to the Company's Video Business and the Subsidiary (the "Owned Intellectual Property") other than Intellectual Property that is not registered or subject to application for registration. Except as set forth on Schedule 6(p)(i), the Company and the Subsidiary owns or has the exclusive right to use pursuant to license, sublicense, agreement or permission all Owned Intellectual Property, free from any encumbrances and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever. Except as set forth on Schedule 6(p)(i), the Owned Intellectual Property comprise all of the Intellectual Property necessary for Purchaser to conduct and operate the Company's Video Business and the Subsidiary's business as same are currently being conducted and are intended to be conducted upon the consummation of the transaction herein contemplated.

                  (ii) Transfer. Except as set forth on Schedule 6(p)(ii) hereof, upon the Closing, Purchaser will own all of the Owned Intellectual Property and will have the right to use all Owned Intellectual Property, free from any liens, claims or encumbrances and on the same terms of any person in effect prior to the Closing.

                  (iii) No Infringement. The conduct of the Company's Video Business and the Subsidiary's business does not infringe or otherwise conflict with any rights of any person in respect of any Intellectual Property.

                  (iv) Licensing Arrangements. Schedule 6(p)(iv) annexed hereto sets forth all material agreements, arrangements or laws (A) pursuant to which the Company and the Subsidiary has licensed Owned Intellectual Property to, or the use of Owned Intellectual Property is otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) by, any other party, and (B) pursuant to which the Company and the Subsidiary has had Intellectual Property licensed to it, or has otherwise been permitted to use Intellectual Property. All of the agreements or arrangements set forth on Schedule 6(p)(iv) annexed hereto (x) are in full force and effect in accordance with their terms and no default exists thereunder by the Company by any other party thereto, (y) are free and clear of all liens, and (z) except as set forth in Schedule 6(p)(iv) annexed hereto, do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement. The Company has delivered to the Purchaser true and complete copies of all licenses and arrangements (including amendments) set forth on
                  Schedule 6(p)(iv) annexed hereto. All royalties, license fees, charges and other amounts currently payable by, on behalf of, to, or for the account of, the Company or the Subsidiary in respect of any Intellectual Property are disclosed in the Pro Forma Financial Statements.

                  (v) No Intellectual Property Litigation. No claim or demand has been made nor is there any proceeding that is pending, or to the knowledge of the Company threatened, which (A) challenges the rights of the Company or the Subsidiary in respect of any Intellectual Property, (B) asserts that the Company or the Subsidiary is infringing or otherwise in conflict with, or is, except as set forth on Schedule 6(p)(v) annexed hereto, required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or (C) claims that any default exists under any agreement or arrangement listed on Schedule 6(p)(v) annexed hereto. None of the

                  Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency.

                  (vi) Due Registration, Etc. The Owned Intellectual Property, to the extent required, has been duly registered with, filed in or issued by, as the case may be, the United State Patent and Trademark Office, United States Copyright Office, the Ufficio Italiano Brevgtti E Marchi, and the Company has taken such other actions, to ensure full protection under any Applicable Laws or regulations, and such registrations, if any, filings, issuances and other actions remain in full force and effect.

                  (vii) Use of Name and Mark. Except as set forth on Schedule 6(vii) annexed hereto, there are and immediately after the Closing will be, no contractual restrictions or limitations pursuant to any orders, decisions, injunctions, judgments, awards or decrees of any Governmental Authority on the Purchaser's right to use the name and mark "Vidikron Industries, S.p.A." or "Vidikron of America, Inc." in the conduct of business as carried on by the Company and the Subsidiary upon the execution hereof.

                  (q) Environmental Matters. Purchaser shall have no liability of any nature with respect to, shall not be deemed to violate, and shall not violate, any environmental laws or regulations or orders, or be required to take any action to be in compliance with any environmental laws or regulations or orders by virtue of the entering into of the Agreement, the acquisition of the Assets, or effecting the transactions contemplated hereby.

                  (r) No Guaranties. Except as set forth on Schedule 6(r), none of the obligations or liabilities of the Company's Video Business or the Subsidiary is guaranteed by any other person, firm or corporation, nor has the Company with respect to the Company's Video Business or the Subsidiary guaranteed the obligations or liabilities of any other person, firm or corporation. There are no outstanding letters of credit, surety bonds or similar instruments of the Company with respect to the Company's Video Business or the Subsidiary in connection with the Assets and the Subsidiary's assets, as the case may be.

                  (s) [Intentionally Deleted]

                  (t) Absence of Certain Business Practices. Except as set forth on Schedule 6(t) annexed hereto, neither the Company nor the Subsidiary nor any executive officer of the Company and the Subsidiary, nor any other person acting on its behalf, has, directly or indirectly, given or agreed to give any gift or similar benefit, of a material nature to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Company's Video Business or the Subsidiary (or assist the Company with respect to the Company's Video Business or the Subsidiary in connection with any actual or proposed transaction) which (i) might subject the Company with respect to the Company's Video Business or the Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had an adverse effect on the assets, business or operations of the Company's Video Business or the Subsidiary as reflected on the Pro Forma Financial Statements or (iii) if not continued in the future, might adversely affect the Assets, business, operations or prospects of the Company's Video Business or the Subsidiary or which might subject the Company or the Subsidiary to suit or penalty in any private or governmental litigation or proceeding.

                  (u) Disclosure. No representation or warranty by the Company contained in this Agreement or in any other document furnished or to be furnished relative to the Company or the Subsidiary in connection herewith or pursuant hereto, including but not limited to any Schedule, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading or necessary in order to provide a prospective purchaser of the Assets and the Subsidiary with adequate information as to the Company or the Subsidiary and its condition (financial and otherwise), properties, assets, liabilities, business and prospects, and the Company or the Subsidiary have disclosed to Purchaser in writing all material adverse facts known to them related to the same. The representations and warranties contained in this
Section 6 shall not be affected or deemed waived by reason of the fact that Purchaser and/or its representatives should have known that any such representation or warranty is or might be inaccurate in any respect.

                  (v) Labor Disputes. Neither the Company with respect to the Company's Video Business nor the Subsidiary is a party to or bound by any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by the Company with respect to the Company's Video Business or the Subsidiary. With respect to the Company's Video Business and the Subsidiary (i) no work stoppage by employees of the Company with respect to the Company's Video Business or the Subsidiary has occurred and is continuing or to the best of the Company's knowledge is threatened, (ii) the Company does not have any actual knowledge of any pending or threatened charges against the Company with respect to the Company's Video Business or the Subsidiary of unfair labor practices or discrimination based on age, race or sex, (iii) there are no pending labor negotiations with or union organization efforts by any employees of the Company or the Subsidiary or with any union representing or attempting to represent any employees of the Company with respect to the Company's Video Business or the Subsidiary and (iv) the Company does not have any actual knowledge of employee grievances which in the aggregate would be material and adverse to the Company's Video Business or the business of the Subsidiary that have not been settled or otherwise resolved to the satisfaction of the Company or the Subsidiary and the employees. Schedule 6(v).1 annexed hereto sets forth the name and title of each director, officer, employee, consultant and agent of the Company's Video Business, and the functions actually performed by each of such employees correspond to the position ("categoria") specified on Schedule 6(v).1. The employees of the Company's Video Business have been duly and timely remunerated for all the services performed in the course of their working relationship with the Company in compliance with the applicable provisions of law and the provisions of the relative labor agreements (including the applicable collective labor agreement, if any). With respect to the remuneration paid to the employees, all contributions have been made to compulsory health insurance and social security and the relevant amounts have been duly paid as provided under the applicable law. The overall remuneration, including bonuses and benefits due to each employee that was formerly employed by the Company and is to be employed by the Purchaser subsequent to the Closing, and the amount of each such employee's accrued benefits, is set forth in Schedule 6(v).2 and no other form of remuneration or particular benefit has been agreed to in addition to those set out therein. The terms of employment applicable and actually applied to the employees are solely those provided for by the applicable law and by the provisions of the applicable collective labor agreement, if any. No verbal commitments of any kind exist between the Company and any of its employees. No claims by any of the employees or by the relevant trade unions are pending and no situation exists which could give rise to any such claim in the future. No claim has been made by any of the Company's consultants and agents that any of such persons is entitled to compensation and/or benefits as if that he or she were an employee of the Company.

                  (w) Customers and Accounts. Except as set forth on Schedule 6(w) annexed hereto, the Company does not have any knowledge or information that any person or entity whose payments to the Company with respect to the Company's Video Business or the Subsidiary, whether alone or together with any party actually known by the Company or the Subsidiary to be such person's Affiliate, who accounted for five percent (5)% or more of the gross revenues of the Company and/or the Subsidiary in either of its fiscal years ending in 1996 or 1997 or in the nine (9) month period ending,September 30, 1998 has ceased or will cease doing business with the Company or the Subsidiary or Purchaser as its successor, for any reason, or will or has reduced its payments to the Company with respect to the Company's Video Business or the Subsidiary by more than ten (10%) percent for any reason. Schedule 6(w) annexed hereto correctly lists the twenty (20) largest clients of each of the Company with respect to the Company's Video Business and the Subsidiary during each of the fiscal years ended in 1996, 1997 and nine (9) month period ended September 30, 1998, together with the amount of billings made by each of the Company with respect to the Company's Video Business or the Subsidiary to each such account during each such year or period.

                  (x) Suppliers; Raw Materials. Schedule 6(x) annexed hereto sets forth (i) the names and addresses of all suppliers from which the Company with respect to the Company's Video Business and the Subsidiary ordered raw materials, supplies, equipment, merchandise and other goods and services with an aggregate purchase price for each supplier of one hundred thousand dollars ($100,000) or more during the fiscal year ended December 31, 1997 and the nine
(9) month period ended September 30, 1998(ii) the amount for which each supplier invoiced the Company with respect to the Company's Video Business during such period. The Company has not received any notice or have any reason to believe that there has been any material adverse change in the price of such raw materials, supplies, merchandise and other goods or services, or that any supplier will not sell raw materials, supplies, merchandise and other goods or services to Purchaser at any time after the Closing on terms and conditions similar to those currently enjoyed by the Company with respect to the Company's Video Business, subject to general and customary price increases. No supplier of the Company with respect to the Company's Video Business described in clause (i) of the first sentence of this Section 6(x) has threatened to take any action described in the immediately preceding sentence as a result of the consummation of the transactions contemplated by this Agreement. Schedule 6(x) annexed hereto lists the twenty (20) largest vendors to each of the Company with respect to the Company's Video Business and the Subsidiary in terms of cash payments made during the 1996 and 1997 fiscal years and the nine (9) month period ended September 30, 1998.

                  (y) Unbilled Costs and Advance Billings. All costs incurred on jobs in process, whether reflected as unbilled costs or a reduction of advance billings to clients, reflected on the Pro Forma Financial Statements (a true and correct schedule of which is listed on Schedule 6(y) annexed hereto) were calculated in accordance with the percentage of completion method of accounting, applied on a basis consistent with the principles used in preparing the Pro Forma Financial Statements and are realizable in the ordinary course of business and were incurred in accordance with applicable budgets in respect thereof.


                  (z) Contracts and Proposals.

                  (i) Schedule 6(z)(i) annexed hereto contains (A) a complete and correct list of all agreements, contracts, licenses, commitments and other instruments and arrangements (whether written or oral) by which each of the Company with respect to the Company's Video Business and the Subsidiary is bound, including but not limited to sales representation and distribution agreements (collectively, the "Contracts"), (B) the written anticipated revenues and costs for each written or oral Contract and scheduled completion dates with respect to each job that is yet to be completed and the Company has no reason to believe that any of such jobs will not be completed and (C) a list of all outstanding proposals, or other writings prepared in an effort to obtain business, prepared by the Company with respect to the Company's Video Business or the Subsidiary, or on either of their behalf, and forwarded to prospective clients or customers (the "Proposals").

                  (ii) The Company has delivered to Purchaser complete and correct copies of all written Contracts, together with all amendments thereto, including (A) an accurate descriptions of all material terms of all oral Contracts and (B) all Proposals, set forth or required to be set forth in Schedule 6(z)(i) hereto.

                  (iii) All Contracts are in full force and effect and enforceable against each party thereto. There does not exist under any Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of the Company or the Subsidiary, as the case may be, or any other party thereto except as set forth in Schedule 6(z)(i) annexed hereto and except for such events or conditions that, individually and in the aggregate, (A) has not had or resulted in, and will not have or result in a default or an event which, after notice or lapse of time, or both, would constitute a default or result in a right to accelerate a loss of right (a "Material Adverse Effect") and (B) has not and will not materially impair the ability of the Company or the Subsidiary, as the case may be, to perform its obligations under this Agreement and under the Company's Related Agreements. None of existing or completed Contracts of the Company with respect to the Company's Video Business or the Subsidiary, as the case may be, are subject to renegotiation with any governmental body. Except as set forth in Schedule 6(z)(i), and except as provided for by Italian law as set forth on Schedule 6(z)(i), no consent of any third party is required under any Contract as a result of or in connection with, and the enforceability of any Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement or any of the Company's Related Agreements or the consummation of the transactions contemplated thereby.

                  (iv) Except as set forth on Schedule 6(z)(iv), neither the Company nor the Subsidiary has outstanding power of attorney in favor of any party relating to either the Company's Video Business or the Subsidiary.

                  (aa) [Intentionally Deleted]

                  (bb) Directors and Officers. Schedule 6(bb) annexed hereto contains a complete and accurate list of the names of the Subsidiary's directors and officers, the name of each bank in which the Subsidiary has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

                  (cc) Inventories. All inventory of equipment of the Company with respect to the Company's Video Business, all of which are included in the Assets, and of the Subsidiary held for sale or rent, spare parts, replacement and component parts, and office and other supplies (solely with respect to the Subsidiary) (collectively, "Inventories") are of good and usable quality in all material respects and except as set forth on
Schedule 6(cc) annexed hereto, do not include obsolete or discontinued items. Except as set forth on Schedule 6(cc) annexed hereto, (i) all Inventories that are finished goods are saleable or rentable as current inventories at the current prices thereof in the ordinary course of business, (ii) all Inventories are recorded on the Pro Forma Financial Statements on a last cost basis in accordance with generally accepted accounting principles and (iii) no write-down in Inventory has been made or should have been during the past two (2) years.
Schedule 6(cc) annexed hereto lists the locations of all Inventories.

                  (dd) Real Property.

                  (i) Leases. Schedule 6(dd) annexed hereto contains a complete and correct list of all real estate leases (the "Leases") pursuant to which the Company or the Subsidiary occupies or uses real property in connection with the Company's Video Business and the Subsidiary's business, respectively, setting forth the address, landlord, remaining terms, base rent and tenant for each Lease. The Company has delivered to the Purchaser correct and complete copies of the Leases. Each Lease is legal, valid, binding, enforceable, and in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization and similar Applicable Laws affecting creditors generally and by the availability of equitable remedies. Neither the Company or the Subsidiary nor the landlord under any of the Leases is (or upon the consummation of the transactions contemplated hereby, will be) in default, violation or breach in any respect under any Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach in any respect under any Lease. None of the Leases have been pledged, mortgaged, assigned, modified or amended by the Company or the Subsidiary. Each Lease grants the tenant under the Lease the exclusive right to use and occupy the demised premises thereunder. Each of the Company and the Subsidiary, as the case may be, has good and valid title to the leasehold estate under each Lease free and clear of all liens created by the Company or the

                  Subsidiary, as the case may be. Each of the Company and the Subsidiary, as the case may be, enjoys peaceful and undisturbed possession under its respective Leases for the leased real property. Except as set forth on Schedule 6(dd) annexed hereto, no consent is required by any landlord, lessor, ground lessor, mortgagee, or other party holding any interest in connection with or in respect of any of the Leases, by virtue of the transactions contemplated hereby.

                  (ii) No Proceedings. There are no eminent domain or other similar proceedings pending or, to the knowledge of the Company threatened affecting any portion of the leased real property and there is no proceeding pending or, to the knowledge of the Company threatened for the taking or condemnation of any portion of the leased real property. There is no writ, injunction, decree, order or judgment outstanding, nor any action, claim, suit or proceeding, pending or threatened, relating to the ownership, lease, use, occupance or operation by any person of any of the leased real property.

                  (iii) Current Use. The use and operation of the real property in the conduct of the Company's Video Business and the Subsidiary's business does not violate in any material respect any instrument of record or agreement affecting the real property. There is no violation of any covenant, condition, restriction, easement or order of any Governmental Authority having jurisdiction over such property or of any other person entitled to enforce the same affecting the real property or the use or occupancy hereof. No damage or destruction has occurred with respect to any of the real property.

                  (ee) Warranties. Set forth on Schedule 6(ee) annexed hereto is an accurate list, and full description, of all of the standard warranties by the Company with respect to the Company's Video Business or the Subsidiary in respect of its products and services and a description of the annual costs to the Company and the Subsidiary with respect thereto for the fiscal years ended December 31, 1996, 1997 and for the nine (9) month period ended September 30, 1998 in connection with such warranties.

                  (ff) Dealer and Distributor Arrangements.  Set forth on
Schedule 6(ff) annexed hereto is an accurate and complete list by product, service, territory and term of all dealer and distributors of products and/or services of the Company and the Subsidiary. Except as set forth on Schedule 6(ff) annexed hereto, the Company does not any knowledge or information that any person or entity who distributed products on behalf of each of the Company with respect to the Company's Video Business and/or the Subsidiary who accounted for five (5%) or more of the gross revenues of the Company with respect to the Company's Video Business and/or the Subsidiary in either of the fiscal years ending in 199 or 1997 or in the nine
(9) month period ending September 30, 1998 has ceased or will cease doing business with the Company with respect to the Company's Video Business or the Subsidiary or Purchaser as its successor, for any reason, or will or has reduced its contribution to the Company's gross revenues with respect to the Company's Video Business by more than ten (10%) percent for any reason. Schedule 6(ff) annexed hereto correctly lists the twenty (20) largest distributors, indicating whether they are exclusive or non-exclusive, of each of the Company with respect to the Company's Video Business and the Subsidiary during each of the fiscal years ended in 1996 and 1997 and the ten (10) month period ending September 30, 1998, together with the sales effected by each such distributor during each such year or period.

                  (gg) Excluded Assets. Except as set forth on Schedule 1(c) annexed hereto, the Assets constitute all of the assets and properties that the Company is currently using to conduct the Company's Video Business and the business of the Subsidiary as same are currently being conducted or are intended to be conducted upon the consummation of the transactions contemplated by this Agreement.

                  (hh) Government Loan. The Company is current and in compliance in all respects with respect to all matters relative to the Government Loan.

         7. Representations and Warranties by Purchaser. Purchaser represents and warrants to the Company as follows:

                  (a) Organization. Projectavision is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and International is an Italian corporation duly organized, validly existing and in good standing under the laws of Italy, and Purchaser has full corporate power and authority to enter into this Agreement and all other agreements to which Purchaser is a party required to be delivered by Purchaser pursuant to Section 5(a) hereof (which documents are hereinafter sometimes collectively referred to as "Purchaser's Related Agreements") and to carry out the transactions contemplated by this Agreement. Each of Projectavision and International have delivered to the Company copies of their respective certificates of incorporation, and all amendments thereto, and their respective by-laws as presently in effect, each certified as true and correct by Purchaser's secretary.

                  (b) Execution, Delivery and Performance of Agreement. Neither the execution, delivery nor performance of this Agreement and Purchaser's Related Agreements by Purchaser will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to any provision of Purchaser's certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation or any order, judgment or decree to which Purchaser is a party or by which it may be bound or affected. Purchaser has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings required to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement and Purchaser's Related Agreements have been properly taken, and this Agreement and Purchaser's Related Agreements constitute the valid and binding obligation of Purchaser, enforceable in accordance with their respective terms, except that such enforcement may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar law affecting creditors' rights generally.

                  (c) Litigation. Except as disclosed in the Company's public filings, there is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect or, to Purchaser's knowledge, threatened against or relating to Purchaser in connection with or relating to the transactions contemplated by this Agreement and the Purchaser's Related Agreements and Purchaser does not know or have any reason to be aware of any basis for the same.

         8. Employment Matters; Employment Contracts. (a) The Company shall be responsible for, and shall discharge, all obligations with respect to their respective currently existing salary, wages, bonuses, commissions and other compensation, group insurance claims, medical benefits reimbursable by the Company or the Subsidiary under existing medical reimbursement policies, severance and all other benefits accrued through the Closing Date to all employees of the Company with respect to the Company's

Video Business, all of which are set forth on Schedule 8(a) (the "Employees") or the employees of the Subsidiary and any such costs arising after the Closing Date under the terms of any of the foregoing attributable to employment prior to the Closing Date.

                  (b) Schedule 8(b) annexed hereto contains:

                  (i) an accurate and complete list and description of all collective in house bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee stock options or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments, whether or not legally binding, including, without limitation, holiday, vacation, Christmas and other bonus practices, to which the Company with respect to the Employees or the Subsidiary is a party or is bound;

                  (ii) the names and current annual salary rates of all Employees and all persons who are currently employed by the Subsidiary showing separately for each such person the amount paid or payable as salary, bonus payments and any indirect compensation for the year ended December 31, 1996 as well as each of their current compensation;

                  (iii) all material written agreements providing for the services of an independent contractor to which the Company with respect to the Company's Video Business or the Subsidiary is a party or by which it is bound; and

                  (iv) true and correct copies of all employee retirement plans, pension plans, welfare plans and all employee benefits covering the Employees and the Subsidiary's employees (and any summary plan descriptions in effect for such plans and benefits). Solely with respect to the Subsidiary's employees, except as set forth on Schedule 8(b) annexed hereto, all requirements of applicable law, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), have been fulfilled with regard to said plans and the administration thereof and will be fulfilled with regard to the termination of any of said plans. With respect to the Company's employees, all requirements of applicable Italian law have been satisfied.

                  (c) The execution and performance of this Agreement will not constitute a stated triggering event under any plan or arrangement which will result in payment (whether of deferred compensation, or otherwise) becoming due to any Employee or former Employee of the Company or any employee of the Subsidiary.

                  (d) There exist no obligations or liabilities, including claims incurred (as defined herein) but not reported under any uninsured plan providing medical benefits, arising out of or in connection with any Employee or any Subsidiary's employee benefit plan or arrangement, except to the extent funded or accrued as a liability. For purposes of the preceding sentence, a medical claim shall be deemed to be incurred on the date of occurrence of an injury, the diagnosis of an illness, or any other event giving rise to such claim or series of related claims. No plan provides health, medical, death or survivor benefits to any former employee of the Subsidiary in connection with the Subsidiary or beneficiary thereof, except to the extent required under any state insurance law providing for a conversion option, COBRA or other COBRA type rights under a group insurance policy or under Section 601 of ERISA. There are no multi-employer plans covering any employee of the Subsidiary nor has the Company or the Subsidiary ever maintained a multi-employer plan.

                  (e) There has not been any (i) termination of any "defined benefit plan" within the meaning of ERISA maintained by the Subsidiary which is under "common control" (within the meaning of Paragraph 4001(b) of ERISA) with the Subsidiary except to the extent that such "defined benefit plan" was fully funded on the date of termination sufficient to pay all plan liabilities and no liability in respect thereof exists (or shall exist) to the Pension Benefit Guaranty Corporation, (ii) commencement of any proceeding to terminate any such plan pursuant to ERISA, or otherwise or (iii) written notice given to the Subsidiary of the intention to commence or seek the commencement of any such proceeding.

                  (f) Except with respect to those employees set forth on
Schedule 6(v).2, Purchaser shall have the right, but not the obligation, from and after the date hereof, to offer employment on terms and conditions as their employment with the Company immediately prior to the Closing; provided, however, that Purchaser shall not offer employment to any employee of the

Company that is not on Schedule 6(v).2 while such person is employed by the Company.

                  (g) The Company has not failed in any respect to observe the provisions of laws or regulations relating to labor relations and/or safety at work or other laws, the violation of which, including any penalties or sanctions which could be imposed, would have an adverse effect upon the financial condition and/or operation of the Company's Video Business. The Company's relations with its Employees has been established and conducted in compliance with the provisions of the National Collective Contract for Industry ("Contratto Collettivo Industria") integrated by the In-company agreement ("Accordo Aziendale"), the ranking of Employees corresponds to the duties actually performed, no judicial proceedings by Employees and/or agents of the Company or by the competent Labor Inspectorate and/or Social Security Office are pending. The Company has taken in a timely manner all steps required by law or applicable conventions with respect to notifications to, consultations with, or other action concerning, trade unions, works councils, or Employees in contemplation of this Agreement and of the transactions contemplated thereby. Except as set forth on Schedule 8(g) annexed hereto, there are no trade union affiliations or conventions, no industry employment conventions, and no in-company employee conventions other than those listed on Schedule 8(g).

                  (h) With respect to the Employees and the Subsidiary's employees, the Company has duly paid all employee related insurance, social security contributions, and other employee related charges, when due according to applicable laws, rules or regulations, and no circumstances exist which could give rise to additional payments thereunder. Adequate provisions have been made in the Balance Sheet as at Closing, to reflect all such employee-related charges accrued for periods prior to the Closing Date but not yet due and to reflect all accrued employee vacation time or payment in lieu thereof. The reserve on the Balance Sheet with respect to the T.F.R. (Severance Indemnity payments) due to Employees and to the employees of the Subsidiary, is and will be adequate to cover the accrued liabilities of the Company and the Subsidiary in respect of such indemnity payments as at the respective date thereof. No circumstances exist which could give rise to any additional indemnity payments.

                  (i) The Company is under no obligation (whether of a legal nature or otherwise) to pay any pensions or other sums to, or in respect of, any of its ex-Employees or ex-employees of the Subsidiary.

         9. Indemnification. (a) The Company hereby agrees to defend and hold Purchaser harmless from, against and in respect of (and shall, subject to the other provisions of this Agreement, reimburse Purchaser for):

                  (i) any and all loss, liability or damage suffered or incurred by Purchaser by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant by the Company contained herein or in any certificate, document or instrument delivered by the Company;

                  (ii) any and all loss, liability or damage suffered or incurred by Purchaser in respect of or in connection with any liabilities of the Company and the Subsidiary, except for the Assumed Liabilities (including, without limitation, and liabilities relating to the Excluded Assets);

                  (iii) except as otherwise provided herein and except for the Assumed Liabilities, any and all debts, liabilities or obligations (including, and environmental liability and costs and any other liabilities relating to Excluded Assets) of the Company, direct or indirect, fixed, contingent or otherwise, arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before the Closing Date, whether or not then known, due or payable;

                  (iv) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees, court costs and expenses, incident to (i), (ii) or (iii) above or (iv) below or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity; and

                  (v) any and all loss, liability or damage suffered or incurred by Purchaser by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of the Company with respect to this Agreement or any of the transactions contemplated hereby, subject to the provisions of Section 9(b)(iii) below.

                  (b) Purchaser shall indemnify, defend and hold the Company harmless from, against and in respect of (and shall, subject to the other provisions of this Agreement, reimburse it for):

                  (i) any and all loss, liability or damage suffered or incurred by the Company by reason of or resulting from any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by Purchaser contained herein or in any certificate, document or instrument delivered by Purchaser to the Company;

                  (ii) any and all loss, liability or damage suffered or incurred by the Company in respect of or in connection with Purchaser's failure to timely pay any of the Assumed Liabilities;

                  (iii) any and all payments of any nature whatsoever due and owing to Hambro America Securities, Inc. with respect to this Agreement or any of the transactions contemplated hereby.

                  (iv) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees, court costs and expenses, incident to (i), (ii) or (iii) above or (v) below or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity; and

                  (v) any and all actual loss, liability or damage suffered or incurred by the Company by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Purchaser with respect to this Agreement or any of the transactions contemplated hereby.

                  (c) [Intentionally Omitted.]

                  (d) Any indemnifiable liability or reimbursement under this
Section 9 shall be limited to the amount of actual damages (of any nature) subject to indemnification actually sustained by a party hereto, net of any applicable insurance payments actually received, other reimbursement or tax benefit actually realized by such party.

                  (e) If a claim by a third party is made against a party hereto (an "Indemnified Party"), and if an Indemnified Party intends to seek indemnity with respect thereto under this Section 9, the Indemnified Party shall promptly notify the party required to indemnify the Indemnified Party pursuant to this
Section 9 (an "Indemnifying Party") of such claim (the "Indemnity Notice"); provided, however, that failure by an Indemnified Party to notify an Indemnifying Party of such claim shall not effect the Indemnified Party's right to seek indemnification so long as the Indemnifying Party is not materially prejudiced by such failure to have been notified of such claim. The Indemnifying Party shall have ten (10) days after receipt of the Indemnity Notice to undertake, conduct and control, through counsel of its own choosing and at its expense, but reasonably acceptable to the Indemnified Party, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided, however, that with respect to settlements entered into by the Indemnifying Party, the Indemnifying Party shall obtain the release of the claiming party in favor of the Indemnified Party. If the Indemnifying Party undertakes, conducts and controls the settlement or defense of such claim, the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party, providing that the fees and expenses of such counsel shall be borne by the Indemnified Party. With respect to indemnification provided for hereunder, the Indemnified Party shall not pay or settle any such claim so long as the Indemnifying Party is reasonably contesting any such claim in good faith. Notwithstanding the immediately preceding sentence, the Indemnified Party shall have the right to pay or settle any such claims, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party.

                  (f) Subject to the limitations set forth in Sections 9(c)-(e), if the Indemnifying Party does not notify the Indemnified Party within fifteen
(15) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim in the exercise of its good faith reasonable judgment at the expense of the Indemnifying Party subject to the other terms and provisions of this Section 9.

         10. Survival of Representations, Warranties and Agreements. All statements, representations, warranties, agreements and indemnities made by each of the parties hereto (and in any schedule or exhibit annexed hereto) are and shall be true and correct as of the date hereof and as of the Closing Date, and each of them shall survive until the first anniversary of the Closing subject to
Section 9 hereof.

         11. Conduct of Business Prior to Closing. (a) Subsequent to Balance Sheet Date, each of the Company with respect to the Company's Video Business and the Subsidiary shall conduct its business and affairs only in the ordinary course and consistent with its prior practice and shall maintain, keep and preserve the Assets, the Subsidiary's assets and properties in good condition and repair and maintain insurance thereon in accordance and consistent with present practices, and the Company will use its best efforts to preserve the business and organization of the Company with respect to the Company's Video Business and the Subsidiary intact, to keep available to Purchaser the services of the present officers of the Company's Video Business and the Subsidiary to preserve for the benefit of Purchaser the goodwill of the Company's Video Business and the Subsidiary with its suppliers and customers and others having business relations with it, including, without limitation, the following:

                  (i) Liabilities. Consistent with past practice, the Company with respect to the Company's Video Business and the Subsidiary shall pay or discharge its current liabilities when the same become due and payable, except for such liabilities as may be subject to a good faith dispute or counterclaim.

                  (ii) Litigation. The Company shall promptly notify Purchaser of any lawsuits, claims, proceedings or investigations which after the date hereof are commenced or, to the knowledge of the Company threatened against the Company with respect to the Company's Video Business, the Subsidiary or against any officer, employee, consultant or agent of the Company with respect to the Company's Video Business, the Subsidiary or the transactions contemplated by this Agreement.

                  (iii) Compliance with Laws. The Company will take such action as may be necessary to duly comply with all laws, statutes, rules and regulations applicable to it as they relate to the conduct of the Company's Video Business and the Subsidiary's business.

                  (iv) Continued Effectiveness of Representations and Warranties. The Company shall use its best efforts to conduct the Company's Video Business and the business of the Subsidiary in such a manner so that the representations and warranties contained in Section 6 hereof shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date. The Company shall promptly give to Purchaser notice of any event, condition or circumstance occurring from the date hereof through the Closing Date which would constitute a violation or breach of their representations, warranties, covenants or agreements contained in this Agreement.

                  (b) Without limiting the generality of Section 11(a) hereof, prior to the Closing, the Company will not without Purchaser's prior written approval:

                  (i) change the Subsidiary's certificate of incorporation or by-laws or merge or consolidate or obligate the Company or the Subsidiary to do so with or into any other entity;

                  (ii) enter into any contract, agreement, commitment or other understanding or arrangement which is not in the ordinary course of the Company's Video Business or the business of the Subsidiary; or

                  (iii) perform, take any action or incur or permit to exist any of the acts, transactions, events or occurrences of the type described in subparagraphs (i), (ii), (iii), (iv), (v),
                  (viii), (ix), (x), (xi), (xii), (xiv), (xv) and (xvi) of
                  Section 6(j) hereof which would have been inconsistent with the representations and warranties set forth therein had the same occurred after the Balance Sheet Date and prior to the date hereof.

                  (c) The Company shall give Purchaser prompt written notice of any change in any of the information contained in the representations and warranties made in Section 6 hereof or the Schedules referred to therein which occurs prior to the Closing.

         12.      Access to Information and Documents.

                  (a) Each of the parties hereto recognizes that it will receive confidential information concerning the other upon the execution of this Agreement. Accordingly, each of the parties hereto agrees to use their respective best efforts to prevent the "unauthorized disclosure" of any confidential information concerning the other that is disclosed during the course of the investigations contemplated by this Agreement and is clearly designated as confidential at the time of disclosure. As used herein, the term "unauthorized disclosure" shall mean disclosure by either the Company or the Purchaser to any person or entity who is not an executive officer, director or key employee of any party hereto or who is not an authorized representative of any party hereto. An authorized representative shall include a party's attorneys, accountants, financial advisors and bankers, and with respect to Purchaser, its potential financing sources. The obligations of this paragraph will not apply to information that (a) is or becomes part of the public domain,
(b) is disclosed by the disclosing party to third parties without restrictions on disclosure or (c) is received by the receiving party from a third party without breach of a nondisclosure obligation to the other party. The obligations on nondisclosure set forth in this Section 12(a) will terminate two (2) years after the date of this Agreement. It is expressly acknowledged and agreed that all of the confidential information is special and unique and in the event of a breach or threatened breach of the provisions of this Section 12(a), remedies otherwise available at law may not be an adequate, sufficient or timely remedy. Accordingly, each of the parties hereto expressly agrees that in the event of any breach or threatened breach of the provisions of this Section 12(a) that, in addition to all other remedies that may be available to either party, each of the parties shall be entitled to seek injunctive or other equitable relief as a remedy for any such breach or threatened breach of this Section 12(a).
                  (b) The Company will retain all books and records relating to the Company's Video Business (whether or not such books and records also relate to other business of the Company that are not being acquired by the Purchaser hereunder) for ten (10) years (the "Retention Period"), during which time the Company shall provide Purchaser access to all such books and records during normal business hours upon Purchaser's reasonable request therefor. Subsequent to the Retention Period, the Company shall dispose of or permit the disposal of any such books and records not required to be retained under such policies without first giving sixty (60) days' prior written notice to Purchaser offering to surrender the same to Purchaser at Purchaser's expense. The Company agrees to cooperate with Purchaser and shall furnish or make available to Purchaser such books and records and any and all other assistance as Purchaser may reasonably request relating to any matter relating to Taxes or a governmental inquiry of investigation during the Retention Period.

         13. [Intentionally Deleted.]

         14.      Conditions Precedent.

                  (a) Conditions to Obligations of Each Party. The obligations of the parties to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by Purchaser or the Company, as the case may be) on or prior to the Closing Date of the condition that: the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority; no court or other Governmental Authority shall have determined any Applicable Law to make illegal the consummation of the transactions contemplated by the Agreement, Purchaser's Related Agreements or the Company's Related Agreements; and no proceeding with respect to the application of any such Applicable Law to such effect shall be pending.

                  (b) Conditions to Obligations of the Purchaser. All obligations of the Purchaser hereunder are subject, at the option of Purchaser, to the fulfillment of each of the following conditions at or prior to the Closing, and the Company shall use its best efforts to cause such conditions to be fulfilled:

                  (i) All representations and warranties of the Company contained herein or in any Schedule or document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the date of the Closing Date, and shall then be true and correct in all material respects.

                  (ii) All covenants, agreements and obligations required by the terms of this Agreement to be performed by the Company at or before the Closing shall have been duly and properly performed in all material respects.

                  (iii) Since the Balance Sheet Date, there shall not have occurred any material adverse change in the condition (financial or otherwise), business, properties or prospects of the Company or the Subsidiary or the Assets or the Subsidiary's assets.

                  (iv) On the Closing Date, the Agreed Upon Accounts Payables shall not exceed Two Million Five Hundred Thousand ($2,500,000) U.S. Dollars and there shall be no material adverse change with respect to the

                  Historical Financial Statements, or the business or affairs of the Company or the Subsidiary.

                  (v) All schedules required to be delivered to Purchaser at or prior to the Closing and all documents required to be delivered (and, as applicable, executed) at or prior to Closing, including but not limited to these documents described in Section 4(a) above, shall have been so delivered (and, as applicable, executed).

                  (vi) There shall be delivered to Purchaser a certificate executed by the President and Secretary of each of the Company and the Subsidiary, dated the date of the Closing, certifying that all of the conditions set forth in this Section 14(b) have been fulfilled.

                  (vii) There shall be no additional material liability of any nature whatsoever accruing to Purchaser with respect to this Agreement or the transaction contemplated hereby.

                  (c) Conditions to Obligations of the Company. All obligations of the Company at the Closing are subject, at the option of the Company, to the fulfillment of each of the following conditions at or prior to the Closing, and Purchaser shall use its best efforts to cause each such condition to be so fulfilled:

                  (i) All representations and warranties of Purchaser contained herein or in any schedule or document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the Closing Date, and shall then be true and correct in all material respects.

                  (ii) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Purchaser at or before the Closing shall have been duly and properly performed in all material respects.

                  (iii) There shall be delivered to the Company a certificate executed by the President and Secretary of Purchaser, dated the date of the Closing, certifying that all of the conditions set forth in this Section 14(c) have been fulfilled.

                  (iv) All Schedules, documents and other items required to be delivered by Purchaser pursuant to Section 5(a) above at or prior to the Closing shall be so delivered.

         15.      Intentionally Deleted.

                  (a)





                  (b) Purchaser entitled to



         16.      (a)      Termination.  Intentionally Deleted.



                  (i)







         17. Right to Designate Director. Simultaneously upon the Closing, the Company shall have the option to designate two (2) individuals to be elected to Purchaser's board of directors as a director in accordance with Purchaser's by-laws. It is agreed that those individuals shall be Mr. Flavio Peralda and Mr. Emillio Baj Macario.

         18. Assumed Liabilities Escrow Account. Upon the Closing of this Agreement, pursuant to an escrow agreement (the "Assumed Liabilities Escrow Agreement")to be entered into with counsel for the Company, counsel for the Purchaser and the parties hereto, pursuant to which Company's counsel shall act as escrow agent (the "Escrow Agent")., Purchaser shall deposit, upon the Closing, into a segregated interest bearing escrow account (the " Assumed Liabilities Escrow Account") One Million Five Hundred Thousand ($1,500,000) Dollars (the " Assumed Liabilities Deposit"). The Assumed Liabilities Deposit shall be held by the Escrow Agent in accordance with the provisions of the Assumed Liabilities Escrow Agreement and the provisions hereinbelow set forth. The T

Assumed Liabilities shall be paid on a timely basis by at the direction of Seller, from time to time to those vendors and suppliers who are entitled to same, immediate evidence of which shall be provided by Purchaser the Escrow Agent to Purchaser. To the extent there remains any amount of the Assumed Liabilities Deposit as a consequence of Purchaser settling any Agreed Upon Accounts Payable with a vendor or supplier for less than the amount set forth on
Schedule 1(b).1, any such remaining amount of the Assumed Liabilities Deposit shall be the sole and exclusive property of the Seller, provided however that, Purchaser shall be entitled to a corresponding credit towards the Purchase Price. All interest earned with respect to the Assumed Liabilities Deposit shall be the property of the Purchaser and Purchaser shall be responsible for all taxes in connection therewith.

         19.      [Intentionally Deleted]

         20. Notices. Any and all notices, demands or requests required or permitted to be given under this Agreement shall be given in writing and sent, by registered or certified U.S. mail, return receipt requested, by hand, or by overnight courier, addressed to the parties hereto at their addresses set forth above or such other addresses as they may from time-to-time designate by written notice, given in accordance with the terms of this Section, together with copies thereof as follows:

                  In the case of Purchaser, to:

                  Projectavision, Inc.
                  Two Penn Plaza
                  Suite 640
                  New York, NY  10121
                  Telephone no.:  (212) 971-3000
                  Facsimile no.:  (212) 971-6016

                  Attn:  Martin J. Holleran, Chief Executive Officer
                           and President

                  with a copy simultaneously by like means to:

                  Zukerman Gore & Brandeis, LLP
                  900 Third Avenue
                  New York, NY  10022
                  Telephone no.:  (212) 223-6700
                  Facsimile no.:  (212) 223-6433

                  Attention:  Clifford A. Brandeis, Esq.

                                       and



                  In the case of the Company, to:

                  Vidikron Industries S.p.A.
                  Via Dei Guasti, 29
                  20020 Misinto (Milano)
                  C.so Venezia, 16-20121 Milano, Italy
                  Telephone no.:  (011) 39-0-96.72.02.75
                  Facsimile no.:  (011) 39-0-96.32.88.34

                  Attn:  Mr. Flavio Peralda

                  with a copy simultaneously by like means to:


                  Cesaris, Nunziante e Breveglieri

                  20121 Milano

                  Via Marte Di Pieta, 24
                  Milan, Italy
                  Telephone no.:  (011) 39-02.72.55.11
                  Facsimile no.:  (011) 39-02.72.55.13.33


                  Attn:  Avv. Luca Breveglieri

                  and

                  Rubin, Bailin, Ontoli, Mayer, Baker & Fry LLP
                  405 Park Avenue
                  New York, New York 10022
                  Telephone no.: (212) 935-0900
                  Facsimile no.: (212) 826-9307

                  Attn: Joseph Rubin, Esq.

(In addition, without constituting notice hereunder, the parties shall use reasonable efforts to send by facsimile to counsel for the party to whom notice is to be sent copies of all notices sent by such party). Notice given as provided in this Section shall be deemed effective: (i) on the date hand delivered, (ii) on the first business day following the sending thereof by overnight courier, (iii) on the seventh calendar day (or, if it is not a business day, then the next succeeding business day thereafter) after the depositing thereof into the exclusive custody of the U.S. Postal Service, and (iv) on the fourteenth (14th) calendar (or if not a business day, then the next succeeding business day thereafter) after the deposit into the exclusive custody of the Italian Postal Service).

         21. Miscellaneous. (a) This Agreement, including, without limitation, the schedules, Purchaser's Related Documents, the Company's Related Documents, and other documents referred to herein, among the parties hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements or understandings with respect hereto, including but not limited to that certain letter of intent dated July 31, 1997 among certain of the parties hereto, and may not be modified or amended except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.

                  (b) No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

                  (c) This Agreement shall be binding upon and inure to the benefit of each corporate party hereto, its successors and assigns.

                  (d) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections nor affect the meaning or interpretation of this Agreement.

                  (e) Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

                  (f) Except as otherwise provided herein or in agreements delivered in connection with this Agreement, all legal, accounting and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties incurring the same.

                  (g) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

                  (h) This Agreement and all amendments hereto shall be governed by, construed and enforced in accordance with the internal laws of Italy without reference to principles of conflict of laws. Each of the parties expressly agree that any dispute of any nature arising out of or relative to any of the transactions contemplated by this Agreement, including but not limited to any dispute relative to Section 15 above, shall be submitted to, and shall be exclusively determined by, binding arbitration applying the rules of the American Arbitration Association situated in New York City. Any decision rendered in such arbitration shall be final and conclusive and binding on the parties, and may only be entered in a court located in the State of New York, County of New York. Each party shall be responsible for their own legal fees in connection with any arbitration unless application to the contrary is made to, and a decision is rendered by, the arbitration panel in connection with any arbitration.

                  (i) If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision, only to the extent it is invalid or unenforceable, and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

                  (j) All Schedules attached hereto shall be incorporated by reference herein as if set forth herein in full.

                  (k) The Company, on the one hand, and Purchaser, on the other hand, agree that, without the prior written consent of the other, unless otherwise required by law, it shall not make or permit to be made any announcement of any kind about this Agreement or the transactions contemplated hereby, either prior to the Closing Date or any time hereafter in the event the transactions contemplated hereby are not consummated as provided herein.

                  (l) The Company, on the one hand, and Purchaser, on the other hand, represent and warrant to the other that there is no obligation to pay any commission, finder's fee, broker's fee or similar charge in connection with the transactions provided for in this Agreement, resulting from any agreements or other action of such representing party.

                  (m) All documents to be delivered by the Company or the Subsidiary for Purchaser's review hereunder shall be delivered if originally written in a language other than English, in the original language in which it was written.

                  (n) This Agreement is not intended to, and shall not confer any rights upon, any parties other than the express parties hereto.

                  (o) Upon the execution of this Agreement, the Company expressly agrees that it will not, directly or indirectly, solicit or discuss with any potential third party any proposals with respect to the sale or other disposition, however effected, to any third party of any capital stock or any assets of the Company or the Subsidiary not in the ordinary course of business, nor will the Company or the Subsidiary provide any information relating to any such possible sale or other disposition of any of the Company's or the Subsidiary's capital stock or assets (other than in the ordinary course of business) to any potential third party buyer or disclose to any potential third party buyer the fact that the Company or the Subsidiary is, or any of its capital stock or assets (except in the ordinary course of business) are, for sale or disposition, generally. In the event that the Company receives an unsolicited inquiry relating to any of the forgoing, the Company shall immediately advise Purchaser of same.

                  (p) The Company expressly acknowledges that the Purchaser is a public company and subsequent to the execution of the Asset Purchase Agreement the Company may (although not immediately), and upon the Closing of the transaction contemplated by the Asset Purchase Agreement the Company will, have a legal obligation to make public disclosures and filings in accordance with the rules and regulations promulgated by the United States Securities and Exchange Commission. Accordingly, the Company agrees to keep all negotiations relating to, and the signing of, this Agreement, strictly confidential, and that subsequent to the execution of this Agreement (although not immediately), the Purchaser may, and upon the Closing the transaction contemplated by the Asset Purchase Agreement will, prepare and issue a press release and effect other public disclosures for dissemination and filing in accordance with the rules and regulations of the United States Securities and Exchange Commission. The form, substance and timing of all public disclosures and filings shall be determined solely by the Purchaser upon consultation with the Company; provided, however, that the Purchaser's determination with respect to all aspects of public disclosure shall govern. The Purchaser acknowledges that subsequent to the execution of this Agreement, the Company may, upon consultation with Purchaser, make certain disclosures to private individuals or entities in connection with the transactions contemplated hereby.

                  (q) In the event that subsequent to the Closing the Company receives funds relative to the Government Loan, the Company agrees that any such funds will be utilized solely in connection with the Company's Video Business as directed by Purchaser and Purchaser agrees to be obligated to repay all such funds.

                  (r) Upon the Closing, the Company and Purchaser shall make whatever appropriate adjustments that are required upon the mutual agreement of the parties with respect to any projector engines that have been prepaid in whole or in part by the Company and that will be sold subsequent to the Closing for the benefit of the Purchaser.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                                    PROJECTAVISION, INC.



                                                 By:
                                                    ----------------------------
                                                    Name:  Martin J. Holleran
                                                    Title: President and Chief
                                                           Executive Officer

                                                    PROJECTAVISION INTERNATIONAL



                                                 By:
                                                    ----------------------------
                                                    Name: Martin J. Holleran
                                                    Title: Sole Director


                                                    VIDIKRON INDUSTRIES S.p.A.



                                                 By:
                                                    ----------------------------
                                                    Name:  Flavio Peralda
                                                    Title: President